Exhibit 4.3

THE FIRST NATIONAL BANK OF CHICAGO,

AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF MAY 20, 1999

TO

INDENTURE

DATED AS OF JANUARY 15, 1993

WHITMAN CORPORATION

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is made and dated as of May 20, 1999 by and between Whitman Corporation, a Delaware corporation formerly known as Heartland Territories Holdings, Inc. (“New Whitman”), and The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture (as defined below).

WHEREAS, Whitman Corporation, a corporation organized and existing under the laws of the State of Delaware, (“Old Whitman”) and Trustee entered into an Indenture dated as of January 15, 1993, pursuant to which Old Whitman issued debt securities in the form of unsecured notes (the “Securities”);

WHEREAS, pursuant to an Amended and Restated Contribution and Merger Agreement dated as of March 18, 1999 among Old Whitman, PepsiCo, Inc., a North Carolina corporation (“PepsiCo”), and Heartland Territories Holdings, Inc., a Delaware corporation and wholly owned subsidiary of PepsiCo (“Heartland”), Old Whitman has been merged (the “Merger”) with and into Heartland, with Heartland surviving as New Whitman, and New Whitman has assumed various liabilities and obligations of Old Whitman, including those under the Indenture and with respect to the Securities;

WHEREAS, in connection with the Merger and in accordance with Section 10.01(a) of the Indenture, the parties desire to enter into this Supplemental Indenture, without the consent of the holders of the outstanding Securities, in order to evidence the succession under the Indenture of New Whitman to Old Whitman and the assumption by New Whitman of the covenants, agreements and obligations of Old Whitman contained in the Indenture;

WHEREAS, Old Whitman has delivered to the Trustee the Certified Board Resolution and Opinion of Counsel required by Sections 10.01 and 11.03 of the Indenture.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, New Whitman and the Trustee agree as follows:

1.             Assumption of Obligations.  In accordance with Section 11.01 of the Indenture, New Whitman hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and any interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by Old Whitman.

2.             Succession.   In accordance with Section 11.02 of the Indenture, New Whitman hereby succeeds to and is substituted for Old Whitman, with the same effect as if New Whitman were a party to the Indenture.

3.             Effect of Supplemental Indenture.  In accordance with Section 10.03 of the Indenture, the Indenture is hereby deemed to be modified and amended by this Supplemental Indenture with respect to the Securities and the respective rights, limitations of rights, obligations, duties and immunities under the Indenture of the Trustee, Old Whitman and the Holders of Securities shall be determined, exercised and enforced under the Indenture, as supplemented by this Supplemental Indenture, and all the terms and conditions of this Supplemental Indenture shall be and are hereby deemed to be part of the terms and conditions of the Indenture for any and all purposes.  As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.  From and after the date of this Supplemental Indenture, all references in the Indenture to this “Indenture” shall refer to the Indenture as supplemented hereby.

4.             Notation of Changes.  In accordance with Section 10.04 of the Indenture, Securities authenticated and delivered after the execution of this Supplemental Indenture in exchange for or in lieu of any Securities outstanding shall, if required by the Trustee, bear a legend as follows:

“Pursuant to a First Supplemental Indenture dated as of May 20, 1999 (the “Supplemental Indenture”) between Whitman Corporation, a Delaware corporation formerly known as Heartland Territories Holdings, Inc. (“New Whitman”), and the Trustee, New Whitman has expressly assumed all the obligations under this Security and of the Indenture expressed therein to be performed by Whitman Corporation, a Delaware corporation which corporation merged into New Whitman on May 20, 1999.  Copies of the Supplemental Indenture are on file with the Trustee.”

5.             Acceptance by Trustee.   The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and agrees to perform the Indenture as supplemented hereby, but only upon the terms and conditions set forth in the Indenture.

6.             Governing Law.   This Supplemental Indenture shall be deemed to be a contract under the laws of the State of Illinois, and for all purposes shall be governed by and construed in accordance with the laws of such State.

7.             Counterparts.   This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

8.             Notices.  Any required notices or demands under the Indenture shall be delivered or sent to New Whitman at the address set forth in Section 14.03 of the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

2

WHITMAN CORPORATION

By:	/s/ William B. Moore

	Name:	William B. Moore
	Title:	Senior Vice President

Attest:

/s/ Olga Iszczuk

Asst.  Secretary

[CORPORATE SEAL]

THE FIRST NATIONAL BANK OF CHICAGO, AS TRUSTEE

By:	/s/ Janice Ott Rotunno

	Name:	Janice Ott Rotunno
	Title:	Vice President

Attest:

/s/ Sandy Caruba

Secretary

[CORPORATE SEAL]

3

WHITMAN CORPORATION

AND

THE FIRST NATIONAL BANK OF
CHICAGO

Trustee

INDENTURE

Dated as of January 15, 1993

WHITMAN CORPORATION

Reconciliation and tie between Trust Indenture Act of 1939
and Indenture dated as of January 15, 1993

Trust Indenture
Act Section			Indenture Section
§ 310	(a)	(1)	7.10
	(a)	(2)	7.10
	(a)	(3)	Not Applicable
	(a)	(4)	Not Applicable
	(a)	(5)	7.10
	(b)		7.09, 7.11
§ 311	(a)		7.13
	(b)		7.13
	(b)	(2)	7.03(a)(2), 7.03(b)
§ 312	(a)		5.01 and 5.02(a)
	(b)		5.02(b)
	(c)		5.02(c)
§ 313	(a)	(1)-(5) and (7)-(8)	5.04(a)
	(a)	(6)	Not Applicable
	(b)	(1)	Not Applicable
	(b)	(2)	5.04(b)
	(c)		5.04(a), 5.04(b), 5.04(c)
	(d)		5.04(d)
§ 314	(a)	(1)-(3)	5.03
	(a)	(4)	4.08
	(b)		Not Applicable
	(c)	(1)	14.05
	(c)	(2)	14.05
	(c)	(3)	Not Applicable
	(d)		Not Applicable
	(e)		14.05
	(f)		Not Applicable
§ 315	(a)		7.01(a)
	(b)		7.02
	(c)		7.01
	(d)		7.01
	(d)	(1)	7.01
	(d)	(2)	7.01(b)
	(d)	(3)	7.01(c)
	(e)		6.14
§ 316	(a)		8.04
	(a)	(1)(A)	6.12
	(a)	(1)(B)	6.02, 6.13
	(a)	(2)	Not Applicable
	(b)		6.08
	(c)		8.01(b)
§ 317	(a)	(1)	6.03
	(a)	(2)	6.04
	(b)		4.04
§ 318	(a)		14.09

Note:  This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

v

INDENTURE, dated as of the 15th day of January, 1993 between Whitman Corporation, a corporation incorporated under the laws of Delaware (the “Company”), and The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States (the “Trustee”).

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes and other evidences of indebtedness (hereinafter referred to as the “Securities”), to be issued in one or more series in an unlimited amount as provided in this Indenture; and

WHEREAS, all acts and things necessary to make this Indenture a valid agreement in accordance with its terms have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of the Securities, and of the Coupons, if any, appertaining thereto, as follows:

ARTICLE ONE

DEFINITIONS

SECTION 1.01.  Certain Terms Defined.  The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01:

“Authorized Newspaper” shall mean a newspaper printed in the English language or official language of the country of publication and customarily published at least once a day on each business day in each calendar week and of general circulation in the place or places of publication, whether or not such newspaper is published on Saturdays, Sundays and legal holidays.  Whenever, under the provisions of this Indenture, two or more publications of a notice or other communication are required or permitted, such publications may be in the same or different Authorized Newspapers.  If, because of temporary or permanent suspension of publication or general circulation of any newspaper or for any other reason, it is impossible or impracticable to publish any notices required by this Indenture in the manner herein provided, then such publication in lieu thereof or such other notice as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

“Bankruptcy Law” shall mean Title 11 of the U.S.  Code or any similar federal or state law for the relief of debtors.

“Board of Directors” when used with reference to the Company, shall mean the Board of Directors of the Company or any committee of such Board authorized to act on its behalf with respect to any particular matter.

“Business Day” shall mean any day other than a Saturday or Sunday and other than a day on which banking institutions in Chicago, Illinois, or New York, New York, are authorized or obligated by law or executive order to close or, with reference to any Securities of any series, as set forth in the instrument establishing the series and in the Securities of such series.

“Certified Board Resolution” shall mean one or more resolutions certified by the Secretary or any Assistant Secretary of the Company to have been duly adopted or consented to by the Board of Directors and to be in full force and effect on the date of such certification.

“Company” shall mean Whitman Corporation and, subject to the provisions of Article Eleven, shall mean its successors and assigns from time to time hereafter.

“Company Direction” or “Company Request” shall mean a written direction or request of the Company, signed by its Chairman, any Executive Vice President, Senior Vice President or Vice President and by its Secretary, any Assistant Secretary, its Treasurer or any Assistant Treasurer.

“Corporate Trust Office” or other similar term, shall mean the principal office of the Trustee in Chicago, Illinois, at which at any particular time its corporate trust business shall be principally administered, or, if no such office is maintained, such other office of the Trustee as shall be designated.  The Corporate Trust Office on the date hereof is located at One First National Plaza, Suite 0126, Chicago, Illinois 60670, Attention: Corporate Trust Administration.

“Coupon” shall mean any interest coupon appertaining to a Security.

“Depositary” shall mean, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary by the Company pursuant to Section 2.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter ‘Depositary’ shall mean or include each person who is then a Depositary hereunder, and if at any time there is more than one such person, ‘Depositary’ as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

“Dollars and $” shall mean lawful money of the United States of America.

“Event of Default” shall mean any event specified in Section 6.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

“Global Security” shall mean a Security evidencing all or part of a series of Securities issued to, and registered in the name of, the Depositary for such series (or its nominee) in accordance with Section 2.03.

“Government Obligations” with respect to any series of Securities shall mean (i) direct noncallable obligations of the government which issued the currency in which the Securities of that series are denominated or (ii) noncallable obligations the payment of the principal of and interest on which is fully guaranteed by such government and which, in either case, are full faith and credit obligations of such government.

“Holder,” with respect to a registered Security, shall mean any person in whose name such Security shall be registered on the Security Register, and, with respect to an unregistered Security, shall mean the bearer thereof or any Coupon appertaining thereto.

“Indenture” shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented, and shall include the terms and forms of particular series of Securities established as contemplated hereunder.

“Interest Payment Date” shall mean the date on which an installment of interest on any series of Securities shall become due and payable, as therein or herein provided.

“Maturity” when used with respect to any Security shall mean the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Officers’ Certificate” shall mean a certificate of the Company, signed by its Chairman, any Executive Vice President, Senior Vice President or Vice President and by its Secretary, any Assistant Secretary, its Treasurer or any Assistant Treasurer, delivered to the Trustee.  Each such certificate shall include (except as otherwise provided in this Indenture) the statements provided for in Section 14.05.

“Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of, or counsel to, the Company.  Each such opinion shall include (except as otherwise provided in this Indenture) the statements provided for in Section 14.05.

“Original Issue Discount Security” shall mean any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Stated Maturity thereof pursuant to Section 6.02.

“Outstanding” when used with reference to Securities of any series, subject to the provisions of Section 8.04, shall mean, as of any particular time, all Securities of such series authenticated by the Trustee and delivered under this Indenture, except:

(a)           Securities of such series theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)           Securities of such series or portions thereof for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided that, if such Securities or portions thereof are to be redeemed, notice of such redemption shall have been given as provided in Article Three or provision satisfactory to the Trustee shall have been made for giving such notice;

(c)           Securities of such series in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.07, other than Securities as to which the Trustee receives proof satisfactory to it that such Security is held by a bona fide purchaser in whose hands such Security is a legal, valid and binding obligation of the Company; and

(d)           Securities which have been defeased pursuant to Section 12.02; provided, however, that in determining whether the Holders of the requisite principal amount of the Securities of any or all series then Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding for such purposes shall be the portion of the principal amount thereof that could be declared to be due and payable upon the occurrence of an Event of Default and the continuation thereof pursuant to the terms of such Original Issue Discount Security as of such time.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

“Principal Property” shall mean any manufacturing plant or warehouse owned or leased by the Company or any Subsidiary and located within the United States of America, whether owned or leased on the date hereof or hereafter, the gross book value of which exceeds one percent of Consolidated Net Worth, other than manufacturing plants and warehouses which the Board of Directors by resolution declares are not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety and which, when taken together with all other plants and warehouses as to which such a declaration has been so made, is so declared by the Board of Directors to be not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety.

“Record Date” as used with respect to any Interest Payment Date shall mean the close of business on the 15th day of the month preceding the month in which an Interest Payment Date occurs, if such Interest Payment Date is the first day of such month, or the first day of the month in which an Interest Payment Date occurs, if such Interest Payment Date is the 15th day of such month, in each case whether or not a Business Day, or such other dates with respect to a particular series of Securities as may be specified in the instrument establishing such series.

“Responsible Office” when used with respect to the Trustee shall mean the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the president, any vice president, the cashier, any assistant cashier, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer, any assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” shall mean any Subsidiary (i) substantially all the property of which is located, or substantially all of the business of which is carried on, within the United States of America or which is incorporated under the laws of any State of the United States of America and (ii) which owns or leases a Principal Property.

“Security or Securities” shall have the meaning stated in the recital of this Indenture and shall more particularly mean any Security or such Securities, as the case may be, authenticated and delivered pursuant to this Indenture.

“SEC” shall mean the United States Securities and Exchange Commission.

“Sinking Fund” shall mean any fund established by the Company for redemption of the Securities of any series prior to Stated Maturity.

“Stated Maturity,” when used with respect to any Security, shall mean the date on which the last payment of principal of such Security is due and payable in accordance with the terms thereof.

“Subsidiary” shall mean any corporation at least a majority of the outstanding securities of which having ordinary voting power to elect a majority of the board of directors of such corporation (whether or not any other class of securities has or might have voting power by reason of the occurrence of a contingency) is at the time owned or controlled, directly or indirectly, by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

“Trustee” shall mean the Trustee named in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions hereof, and thereafter “Trustee” shall mean or include all Trustees hereunder, and, subject to the provisions of Article Seven, shall also include its successors and assigns, and, unless the context otherwise requires, shall also include any co-trustee or co-trustees or separate trustee or trustees appointed pursuant to Section 7.15.

“Trust Indenture Act of 1939” and “TIA” (except as herein otherwise expressly provided) shall mean the Trust Indenture Act of 1939 as in force on the date of this Indenture.

SECTION 1.02.  Other Definitions.  The terms listed below in this Section 1.02 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and any indenture supplemental hereto shall have the respective meanings specified in the sections of this Indenture set opposite the particular term:

Term	Defined in Section
Consolidated Net Worth	6.01
Debt	4.05
Defaulted Interest	2.04
Funded Debt	4.06
Liens	4.05
Mandatory Sinking Fund Payment	3.04
Market Exchange Rate	14.08
Minority Interest	6.01
Optional Sinking Fund Payment	3.04
Sale and Lease-Back Transaction	4.06

Term	Defined in Section
Security Register and Security Registrar	2.06
Specified Currency	14.08
Value	4.06

SECTION 1.03.  Incorporation by Reference of Trust Indenture Act of 1939.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  All terms not defined in this Article One which are defined in the TIA, or which are by reference therein defined in the United States Securities Act of 1933, as amended (except as herein otherwise expressly provided and unless the context otherwise requires), shall have the meanings assigned to such terms in the TIA and in such Securities Act as in force as of the date of this Indenture.  The following TIA terms used in the provisions of the TIA incorporated by reference in this Indenture shall have the following meanings:

“Commission” shall mean the SEC.

“Indenture Securities” shall mean the Securities.

“Indenture to Be Qualified” shall mean this Indenture.

“Indenture Trustee or Institutional Trustee” shall mean the Trustee.

“Obligor” with reference to indenture securities shall mean the Company.

ARTICLE TWO

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION, REGISTRATION OF
TRANSFER AND EXCHANGE OF SECURITIES

SECTION 2.01.  Amount Unlimited; Establishment of Series.  The aggregate principal amount of securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series; and each such series shall rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.  All Securities of any one series shall be substantially identical except as to denomination and except as the Company in an Officers’ Certificate delivered pursuant to this Section 2.01 or in any supplemental indenture may otherwise provide.  The Securities may bear interest at such lawful rate or rates, from such date or dates, shall mature at such time or times, may be redeemable at such price or prices and upon such terms, including, without limitation, out of proceeds from the sale of other Securities, or other indebtedness of the Company, and may contain and/or be subject to such other terms and provisions as shall be determined by the Company prior to the issuance of such Securities in accordance with the authority granted in one or more resolutions of the Board of Directors and set forth in an Officers’ Certificate or a supplemental indenture, which instrument shall establish with respect to each series of Securities:

(1)           the designation of the Securities of such series, which shall distinguish the Securities of one series from all other Securities;

(2)           the limit upon the aggregate principal amount at Stated Maturity of the Securities of such series which may be authenticated and delivered under this Indenture (not including Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 2.06, 2.07, 2.08, 3.02 or 10.04);

(3)           the rate or rates at which the Securities of such series shall bear interest, if any, or the formula or method by which interest shall accrue, the dates from which interest shall accrue, the Interest Payment Dates on which such interest shall be payable, and, in the case of registered Securities, the Record Date for the interest payable on any Interest Payment Date;

(4)           the Stated Maturity of the Securities of such series;

(5)           the period or periods within which, the price or prices at which, and the terms and conditions upon which, the Securities of such series may be redeemed, in whole or in part, at the option of the Company;

(6)           the obligation, if any, of the Company to redeem or purchase Securities of such series pursuant to a sinking, purchase or analogous fund or at the option of the holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, the Securities of such series shall be redeemed, or purchased, in whole or in part, pursuant to such obligation;

(7)           if other than the principal amount at Stated Maturity, the portion of the principal amount at Stated Maturity of the Securities of such series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

(8)           if other than denominations of $1,000, if registered, and $5,000, if unregistered, and any integral multiple of such denominations for Securities denominated in Dollars, the denominations in which the Securities of such series shall be issuable;

(9)           the form of Security to be used to evidence ownership of Securities of such series;

(10)         any terms with respect to conversion of the Securities of such series, warrants attached thereto or terms pursuant to which warrants may exist;

(11)         the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of such series shall be payable;

(12)         any additional offices or agencies maintained pursuant to Section 4.02;

(13)         whether the Securities of such series shall be issued as registered Securities or as unregistered Securities, with or without Coupons; whether unregistered Securities may be exchanged for registered Securities of such series and whether registered Securities may be exchanged for unregistered Securities of such series (if permitted by applicable laws and regulations) and the circumstances under which and the place or places where any such exchanges, if permitted, may be made; and whether the Securities of such series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities and whether any Global Securities of such series shall be issuable initially in temporary form, and whether any Global Securities of such series shall be issuable in definitive form, with or without Coupons, and, if so, whether beneficial owners of interests in any such definitive Global Security may exchange such interests for Securities of such series and the circumstances under which and the place or places where any such exchange may occur,

(14)         if other than Dollars, the coin, or currency or currencies, or currency unit or units in which the Securities of such series shall be denominated and in which payment of the principal of (and premium, if any) and interest, if any, on any of such Securities shall be payable;

(15)         if the principal of (and premium, if any) and interest, if any, on any of the Securities of such series are to be payable at the election of the Company or a Holder thereof or under some or all other circumstances, in a coin, or currency or currencies, or currency unit or units other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made, or the other circumstances under which any of the Securities are to be so payable, and any provision requiring the Holder to bear currency exchange costs by deduction from such payments;

(16)         if the amount of payments of principal (and premium, if any) and interest, if any, on any of the Securities of such series may be determined with reference to a currency, currency unit, commodity or financial or non-financial index or indices, then the manner in which such amounts shall be determined;

(17)         whether and under what circumstances and with what procedures and documentation the Company will pay additional amounts on any of the Securities and Coupons, if any, of such series to any holder who is not a U.S.  Person (including a definition of such term), in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay additional amounts (and the terms of any such option);

(18)         the person to whom any interest on any registered Security of such series shall be payable, if other than the person in whose name that Security is registered at the close of business on the Record Date for such interest, the manner in which, or the person to whom, any interest on any unregistered

Security of such series shall be payable, if otherwise than upon presentation and surrender of the Coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 4.01;

(19)         whether Section 12.02 shall not apply to the Securities of such series; and

(20)         any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture).

SECTION 2.02.  Form of Securities and Trustee’s Certificate of Authentication.  The Securities of each series shall be substantially in the form established by or pursuant to one or more resolutions of the Board of Directors, with such specific terms, additions or omissions as may be determined pursuant to an Officers’ Certificate or a supplemental indenture as contemplated in Section 2.01 hereof, in each case with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.  The Trustee’s certificate of authentication to be borne by such Securities shall be in the form set forth below:

(Form of Trustee’s Certificate of Authentication)

This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

As Trustee

By
Authorized Signature

SECTION 2.03.  Global Securities.  If Securities of a series are issuable in whole or in part as Global Securities pursuant to Section 2.01, then, notwithstanding clause (8) of Section 2.01 and the provisions of Section 2.04, such Global Securities shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that they shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges or redemptions.  Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Direction to be delivered to the Trustee pursuant to Section 2.04 or Section 2.07.  Subject to the provisions of Section 2.04 and, if applicable, Section 2.07, the Trustee shall deliver and redeliver any Global

Security in the manner and upon written instructions given by the Person or Persons specified therein or in the applicable Company Direction.  If a Company Direction pursuant to Section 2.04 or 2.07 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Global Security shall be in writing but need not comply with Section 14.05 and need not be accompanied by an Opinion of Counsel.

Notwithstanding the provisions of Sections 2.02 and 4.01, unless otherwise specified pursuant to Section 2.01, payment of principal of (and premium, if any) and interest, if any, on any Global Security shall be made to the Person or Persons specified therein.

If at any time the Depositary for the Global Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities of such series or if at any time the Depositary for the Global Securities of such series shall no longer be eligible to serve as Depositary, the Company shall appoint a successor Depositary with respect to the Global Securities of such series.  If a successor Depositary for the Global Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 2.01 that such Securities be represented by one or more Global Securities shall no longer be effective with respect to the Global Securities of such series and the Company shall execute, and the Trustee, upon receipt of a Company Direction for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver, Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

The Company may at any time and in its sole discretion determine that the Securities of any series or portion thereof issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities.  In such event the Company will execute, and the Trustee, upon receipt of a Company Direction for the authentication and delivery of definitive Securities of such series in exchange for such Global Security or Securities, will authenticate and deliver Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of such Global Security or Securities being exchanged.

Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be cancelled by the Trustee.  Registered Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  The Trustee shall deliver such registered Securities to, or upon the order of, the Persons in whose names such Securities are so registered.

Unless otherwise specified by the Company pursuant to Section 2.01, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 2.04.  Denomination, Authentication and Dating of Securities.  The Securities of each series may be issued as registered Securities or, if provided by the terms of the instrument establishing such series of Securities, as unregistered Securities, with or without coupons.  The Securities of each series, if registered, shall be issuable in denominations of $1,000 and any integral multiple of $1,000, and, if unregistered, shall be issuable in denominations of $5,000 and any integral multiple of $5,000, unless otherwise provided by the terms of the instrument establishing such series of Securities.  Each Security shall be dated as of the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Direction for authentication and delivery of such Securities, and the Trustee shall thereupon authenticate and deliver such Securities in accordance with such Company Direction.  Prior to the issuance of Securities of any series, the Trustee shall be entitled to receive, and subject to Section 7.01, shall be fully protected in relying upon:

(1)           a Certified Board Resolution pursuant to which the issuance of the Securities of such series is authorized;

(2)           an executed supplemental indenture, if any;

(3)           an Officers’ Certificate, if any, delivered in accordance with Section 2.01 and an Officers’ Certificate as to the absence of any Event of Default or any event which with notice or lapse of time or both could become an Event of Default; and

(4)           at the option of the Company, either an Opinion of Counsel or a letter addressed to the Trustee permitting the Trustee to rely on an Opinion of Counsel, substantially to the effect that:

(i)            the form and the terms of the Securities of such series have been established in conformity with the provisions of this Indenture;

(ii)           the Securities of such series have been duly authorized, and, when the Securities of such series and the Coupons, if any, appertaining thereto shall have been executed by the Company and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered to and duly paid for by the purchasers thereof, such Securities will have been duly issued under this Indenture and will be valid and legally binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of this Indenture;

(iii)          no consent, approval, authorization, order, registration or qualification of or with any governmental agency or body having jurisdiction over the Company is required for the execution and delivery of the Securities of such series by the Company, except such as have been obtained, but no opinion need be expressed as to provincial or state securities or Blue Sky laws; and

(iv)          the registration statement, if any, relating to the Securities of such series and any amendments thereto has become effective under the Securities Act of 1933, as amended, and to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement, as amended, has been issued and no proceeding for that purpose have been instituted or threatened.

In addition, such Opinion of Counsel shall address such other matters as the Trustee may reasonably request.

The Trustee shall have the right to decline to authenticate and deliver any Securities of such series (A) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (B) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors or trustees and/or vice presidents shall determine that such action would expose the Trustee to personal liability to Holders of Outstanding Securities of any series.

So long as there is no existing default in the payment of interest on registered Securities of any series, all such Securities authenticated by the Trustee after the close of business on the Record Date for the payment of interest on any Interest Payment Date relating to such Record Date and prior to such Interest Payment Date shall bear interest from such Interest Payment Date; provided, however, that if and to the extent that the Company shall default in the interest due on such Interest Payment Date, then any such Securities shall bear interest from the next preceding Interest Payment Date relating to such Security with respect to which interest has been paid or duly provided for on such Securities, or, if no interest has been paid or duly provided for on such Securities, from the date from which interest shall accrue as such date is set forth in the instrument establishing the terms of such Securities.

The Person in whose name any Security is registered at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Security upon any registration and transfer or exchange thereof subsequent to such Record Date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest (herein called “Defaulted Interest”) shall be paid to the persons in whose names Outstanding Securities of such series are registered at the close of business on a subsequent record date, which shall not be less than five business days preceding the date of payment of such Defaulted Interest established for such purpose by notice given by mail by or on behalf of the Company to Holders of such Securities not less than 15 days preceding such subsequent record date.  Such notice shall be given to the persons in whose names such Outstanding Securities of such series are registered at the close of business on the third business day preceding the date of the mailing of such notice.

SECTION 2.05.  Execution of Securities.  The Securities and Coupons appertaining thereto, if any, shall be signed on behalf of the Company by its Chairman, any Executive Vice President, Senior Vice President or Vice President and by its Secretary or any Assistant Secretary under its corporate seal.  Such signatures may be the manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Securities and such Coupons.  The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities and such Coupons.

Only such Securities as shall bear thereon a Trustee’s certificate of authentication substantially in the form provided in Section 2.04 (or Section 2.12, if applicable), signed manually by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  The Trustee’s certificate of authentication on any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder.

In case any officer of the Company who shall have signed any of the Securities or such Coupons shall cease to be such officer before the Securities or such Coupons so signed shall have been authenticated by the Trustee and delivered or disposed of by the Company, such Securities and such Coupons nevertheless may be authenticated and delivered or disposed of as though the officer who signed such Securities and such Coupons had not ceased to be such officer of the Company; and any Security or such Coupons may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security or such Coupons, shall be the proper officers of the Company, although at the date of such Security or such Coupons or of the execution of this Indenture any such person was not such officer.

SECTION 2.06.  Registration of Transfer and Exchange.  The Company shall keep, at an office or agency maintained by the Company in accordance with the provisions of Section 4.02, a register for each series of registered Securities (such register being herein referred to as the “Security Register”), in which, subject to such reasonable regulations as it may prescribe, the Company shall register Securities of such series and shall register the transfer of such Securities as in this Article Two provided.  At all reasonable times the Security Register shall be open for inspection by the Trustee.  Subject to Sections 2.01 and 2.03, upon due presentment for registration of transfer of any such Security at such office or agency, or such other offices or agencies as the Company may designate, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of authorized denominations, of the same series and of like aggregate principal amount at Stated Maturity.

Unless and until otherwise determined by or pursuant to one or more resolutions of the Board of Directors, the Security Register for the purpose of registration, exchange or registration of transfer of registered Securities shall be kept at the Corporate Trust Office and, for this purpose, the Trustee shall be designated the “Security Registrar”.

Subject to Sections 2.01 and 2.03, at the option of the Holder, Securities of any series may be exchanged for Securities of the same series of like aggregate principal amount at Stated Maturity and of other authorized denominations.  Securities to be so exchanged shall be surrendered at the offices or agencies to be maintained by the Company as provided in Section 4.02, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Holder making the exchange shall be entitled to receive.

All Securities presented or surrendered for registration of transfer, exchange, redemption or payment shall (if so required by the Company or the Security Registrar) be duly endorsed or be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder or his attorney duly authorized in writing.

No service charge shall be made for any exchange or registration of transfer of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

The Company shall not be required (a) to issue, register the transfer of or exchange any Securities of any series for a period of 15 days next preceding any selection of Securities of such series to be redeemed, or (b) to register the transfer of or exchange any Securities of such series selected, called or being called for redemption in whole or in part except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed.

SECTION 2.07.  Temporary Securities.  Pending the preparation of definitive Securities, the Company may execute and deliver and the Trustee, upon Company Direction, shall authenticate and deliver temporary Securities (printed, lithographed, or typewritten), of any authorized denomination, and substantially in the form of the definitive Securities, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company.  Temporary Securities may be issued without a recital of the specific redemption prices, if any, applicable to such Securities, and may contain such reference to any provisions of this Indenture as may be appropriate.  Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities.  The Company shall execute and furnish definitive Securities as soon as practicable and thereupon any or all temporary Securities may be surrendered in exchange therefor at the Corporate Trust Office, and the Trustee shall authenticate and deliver in exchange for such temporary Securities a like aggregate principal amount at Stated Maturity of definitive Securities of the same series.  Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities authenticated and delivered hereunder.

SECTION 2.08.  Mutilated, Destroyed, Lost or Stolen Securities.  In case any temporary or definitive Security and, in the case of a definitive Security, Coupons appertaining thereto, if any, shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon a Company Request the Trustee shall authenticate and deliver, a new Security or such Coupons of the same series bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated Security or such Coupons, or in lieu of and in substitution for the Security or such Coupons so destroyed, lost or stolen.  In every case, the applicant for a substituted Security or such Coupons shall furnish to the Company and to the Security Registrar and any paying agent, such security or indemnity as may be required by them to save each of them harmless from all risk, however remote, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Security Registrar and any paying agent, evidence to their satisfaction of the destruction, loss or theft of such Security or such Coupons and of the ownership thereof.  The Trustee may authenticate any such substituted Security and deliver the same upon Company Direction.  Upon the issuance of any substituted Security or such Coupons, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.  In case any Security which has matured or is about to mature or which has been called for redemption shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish the Company and any paying agent with such security or indemnity as either may require to save it harmless from all risk, however remote, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company of the destruction, loss or theft of such Security and of the ownership thereof.

Every substituted Security of any series or Coupon issued pursuant to the provisions of this Section 2.08 by virtue of the fact that any Security or Coupon is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security or Coupon shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series or Coupons duly issued and delivered hereunder.  All Securities and Coupons shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and Coupons, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.09.  Cancellation of Surrendered Securities.  All Securities surrendered for payment, redemption, registration of transfer or exchange, and all Coupons surrendered for payment, shall, if surrendered to any person other than the Trustee, be delivered to the Trustee for cancellation by it, or, if surrendered to the Trustee, shall be cancelled by it, and all Securities delivered to the Trustee in discharge or satisfaction in whole or in part of any Sinking Fund payment (referred to in Section 3.04) shall be cancelled by the Trustee and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.  By Company Request, the Trustee shall deliver to the Company cancelled Securities and Coupons held by the Trustee.  With the consent of the Company, the Trustee may destroy cancelled Securities and Coupons and deliver a certificate of destruction to the Company.  If the Company shall acquire any of the Securities or Coupons, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness or rights represented by such

Securities or Coupons unless and until the same are delivered or surrendered to the Trustee for cancellation.

SECTION 2.10.  Provisions of Indenture and Securities for the Sole Benefit of the Parties and the Holders.  Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and the Holders, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained, all its covenants, conditions and provisions being for the sole benefit of the parties hereto and the Holders.

SECTION 2.11.  Computation of Interest.  Except as otherwise specified as contemplated by Section 2.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.12.  Authenticating Agents.  The Trustee shall, if requested pursuant to a Company Request, promptly appoint an agent or agents of the Trustee who shall have authority to authenticate Securities of any series in the name and on behalf of the Trustee Such appointment by the Trustee shall be evidenced by a certificate executed by a Responsible Officer of the Trustee delivered to the Company prior to the effectiveness of such appointment designating such agent or agents and stating that all appropriate corporate action has been taken by the Trustee in connection with such appointment.  Wherever reference is made in this Indenture to the authentication of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent.

Any such authenticating agent shall be an agent acceptable to the Company and shall at all times be a corporation which is organized and doing business under the laws of the United States of America or of any State, authorized under such laws to act as authenticating agent, having a combined capital and surplus of at least $1,000,000, and subject to supervision or examination by Federal or State authority.

An authenticating agent may at any time resign with respect to one or more series of Securities by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time terminate the agency of an authenticating agent with respect to one or more series of Securities by giving written notice of termination to such authenticating agent and to the Company.  Upon receiving such notice of resignation or upon such termination, or in case at any time an authenticating agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee promptly may appoint a successor authenticating agent.  Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent herein.  No successor authenticating agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 7.07.

The provisions of Sections 7.03, 7.04 and 7.05 shall be applicable to any authenticating agent.

Pursuant to each appointment of an authenticating agent made under this Section, the Securities of each series covered by such appointment may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

(ALTERNATE FORM OF TRUSTEE’S CERTIFICATE OF

AUTHENTICATION)

This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

as Trustee

By
Authenticating Agent

By
Authorized Signature

SECTION 2.13.  Compliance with Certain Laws and Regulations.  If any unregistered Securities are to be issued in any series of Securities, the Company shall use reasonable efforts to provide for arrangements and procedures designed pursuant to then applicable laws and regulations, if any, to ensure that such unregistered Securities are sold or resold, exchanged, transferred and paid only in compliance with such laws and regulations and without adverse consequences to the Company, the Holders and the Trustee.

SECTION 2.14.  Medium-Term Securities.  Notwithstanding any contrary provision herein, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Company Direction, Officers’ Certificate, supplemental indenture or Opinion of Counsel otherwise required pursuant to Sections 2.01, 2.03, 2.04, 2.07 and Section 14.05 at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued; provided that any subsequent direction by the Company to the Trustee to authenticate Securities of such series upon original issuance shall constitute a representation and warranty by the Company that as of the date of such direction, the statements made in the Officers’ Certificate or supplemental indenture delivered pursuant to Section 2.01 shall be true and correct as if made on such date.

An Officers’ Certificate or supplemental indenture, delivered pursuant to this Section 2.14 in the circumstances set forth in the preceding paragraph, may provide that Securities which are the subject thereof will be authenticated and delivered by the Trustee on original issue from time to time upon the telephonic or written order of persons designated in such Officers’ Certificate or supplemental indenture (telephonic instructions to get promptly confirmed in writing by such person) and that such persons are authorized to determine, consistent with such Officers’ Certificate or any applicable supplemental indenture, such terms and conditions of the Securities as are specified in such Officers’ Certificate or supplemental indenture.

ARTICLE THREE

REDEMPTION OF SECURITIES – SINKING FUND

SECTION 3.01.  Applicability of Article.  The Company may become obligated, or reserve the right, to redeem and pay, prior to Stated Maturity, all or any part of the Securities of any series, either by optional redemption, Sinking Fund or otherwise, by provision therefor in the instrument establishing such series of Securities pursuant to Section 2.01 or in the Securities of such series.  Redemption of any series shall be made in accordance with the terms of such Securities and to the extent that this Article does not conflict with such terms, in accordance with this Article.

SECTION 3.02.  Notice of Redemption; Selection of Securities.  In case the Company shall be obligated, or shall exercise the right, to redeem Securities as provided for in the first sentence of Section 3.01, it shall fix a date for redemption (unless, by the terms of the instrument establishing such series of Securities or the terms of such Securities, such date is fixed) and the Company, or, at its request the Trustee, in the name of and at the expense of the Company, shall give notice of such redemption to the Holders of the Securities to be redeemed as a whole or in part, with respect to registered Securities, by mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to their last addresses as they shall appear upon the Security Register and, with respect to unregistered Securities, by publishing in an Authorized Newspaper notice of such redemption on two separate days, each of which is not less than 30 nor more than the 60 days prior to the date fixed for redemption.  Any notice which is mailed or published, as the case may be, in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder actually receives such notice.  In any case, failure duly to give notice by mail, or any defect in the notice, to the Holder of any registered Security of any series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impractical to mail notice of any event to Holders of registered Securities when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Each such notice of redemption shall specify the designation of the series of the Securities to be redeemed, the date fixed for redemption and the redemption price at which Securities are to be redeemed, and shall state that payment of the redemption price of the Securities or portions thereof to be redeemed will be made at the offices or agencies to be maintained by the Company in accordance with the provisions of Section 4.02 upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in such notice, and that, on and after such date, interest thereon or on the portions thereof to be redeemed will cease to accrue.  If less than all the Securities of any series are to be redeemed, the notice to the Holders of Securities to be redeemed shall specify the Securities to be redeemed.  In case any Security is to be redeemed in part only, such notice shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Security, a new Security or Securities of the same series in authorized denominations and in a principal amount at Stated Maturity equal to the unredeemed portion thereof will be issued.

If less than all the Securities of like tenor and terms of any series are to be redeemed, the Company shall give the Trustee written notice, at least 60 days (or such shorter period acceptable to the Trustee) in advance of the date fixed for redemption, as to the aggregate principal amount at Stated Maturity of Securities of such series to be redeemed, which shall be an integral multiple of the minimum authorized denomination of such series, and thereupon the Trustee shall select, in such manner as it shall deem appropriate and fair, the Securities of such series to be redeemed in whole or in part and shall thereafter promptly notify the Company in writing of the numbers of the Securities so to be redeemed and, in the case of Securities to be redeemed in part only, the principal amount at Stated Maturity so to be redeemed.  If less than all the Securities of unlike tenor and terms of a series are to be redeemed, the particular Securities to be redeemed shall be selected by the Company.

SECTION 3.03.  When Securities Called for Redemption Become Due and Payable.  If the giving of notice of redemption shall have been completed as provided in Section 3.02, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after such date fixed for redemption (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to the date fixed for redemption) interest on the Securities or portions of Securities so called for redemption shall cease to accrue.  On presentation and surrender of such Securities on or after the date fixed for redemption at the place of payment specified in such notice, such Securities shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued to the date fixed for redemption, provided, however, that installments of interest becoming due on the date fixed for redemption on Securities which are in registered form shall be payable to the Holders of such Securities or of one or more previous such Securities evidencing all or a portion of the same debt as that evidenced by such particular Securities, registered as such on the relevant Record Dates according to their terms and the provisions of Section 2.04.

Upon presentation of any Security which is redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, at the expense of the Company, a new Security or Securities of the same series in authorized denominations and in a principal amount at Stated Maturity equal to the unredeemed portion of the Security so presented.

SECTION 3.04.  Sinking Fund.  In the event that the instrument establishing the terms of a particular series shall provide for a Sinking Fund, the Company covenants that as and for a Sinking Fund for the redemption of Securities of such series, so long as any of the Securities of such series are Outstanding:

(a)           It will pay to the Trustee or to a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 4.04) on or before each date set forth as a Sinking Fund payment date in the instrument establishing such series, a sum in cash sufficient to retire on each such date, at the Sinking Fund redemption price provided for in such instrument and upon the conditions, if any, applicable thereto as specified in such instrument, the principal amount of such Securities as specified in such instrument.  Each such date is herein called a “Sinking Fund payment date”, and each sum payable as provided in this paragraph (a) is herein called a “mandatory Sinking Fund payment”.

(b)           If the instrument establishing any series of Securities so provides, the Company may elect to pay to the Trustee or to a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 4.04) on or before any Sinking Fund payment date with respect to a particular series of Securities, an additional sum in cash sufficient to retire on such Sinking Fund payment date, at the Sinking Fund redemption price, up to any additional principal amount of Securities set forth in such instrument.  Any sum payable as provided in this paragraph (b) is herein called an “optional Sinking Fund payment.”  Any such election by the Company shall be evidenced by an Officers’ Certificate (which shall conform to Section 14.05), delivered to the Trustee not later than 60 days (or such shorter period acceptable to the Trustee) preceding such Sinking Fund payment date, which Officers’ Certificate shall set forth the amount of the optional Sinking Fund payment which the Company then elects to pay.  The Company’s election, so evidenced, shall be irrevocable and the Company shall, upon delivery of such Officers’ Certificate to the Trustee, become bound to pay or segregate and hold in trust as aforesaid on or before such Sinking Fund payment date the amount specified in such Officers’ Certificate.  Unless otherwise provided in the instrument establishing such series, any such right to make an optional Sinking Fund payment shall be noncumulative and shall in no event relieve the Company of its obligation set forth in paragraph (a) of this Section 3.04.

All moneys paid or segregated and held in trust pursuant to this Section 3.04 shall be applied on the Sinking Fund payment date in respect of which such payment or segregation was made, to the redemption of Securities as provided in this Article Three.

SECTION 3.05.  Use of Acquired Securities to Satisfy Sinking Fund Obligation.  In lieu of making all or any Sinking Fund payment in cash as may be required by Section 3.04(a), the Company may, not later than 60 days (or such shorter period acceptable to the Trustee) preceding any applicable Sinking Fund payment date relating to a particular series of Securities, deliver to the Trustee for cancellation Securities of such series theretofore acquired by the Company (otherwise than through the use of Sinking Fund moneys pursuant to Section 3.07) and not theretofore made the basis for the reduction of any Sinking Fund payment with respect to such series, accompanied by an Officers’ Certificate (which shall conform to Section 14.05) stating the Company’s election to use such Securities to reduce the amount of such Sinking Fund payment with respect to such series (specifying the amount of the reduction of each such payment) and certifying that such Securities have not theretofore been made the basis for a reduction of any Sinking Fund payment with respect to such series.  Securities so delivered shall be credited against the Sinking Fund payment due on such Sinking Fund payment date at the Sinking Fund redemption price thereof.

SECTION 3.06.  Effect of Failure to Deliver Officers’ Certificate or Securities.  In case of a failure of the Company, at or before the time provided in Section 3.05 to deliver an Officers’ Certificate, together with any Securities of the particular series required by Section 3.05, the Company shall not be permitted to make any such reduction of the amount of the Sinking Fund payment with respect to such series payable on such Sinking Fund payment date.

SECTION 3.07.  Manner of Redeeming Securities.  The Securities of any series to be redeemed from time to time through the operation of any Sinking Fund relating to such series, as in Section 3.04 provided, shall be selected by the Trustee for redemption in the manner provided in Section 3.02 and notice thereof shall be given by the Trustee to the Company, and the Company hereby irrevocably authorizes the Trustee, in the name of and at the expense of the Company, to give notice on behalf of the Company of the redemption of such Securities, all in the manner and with the effect in this Article Three specified, except that, in addition to the matters required to be included in such notice by Section 3.02, such notice shall also state that the Securities therein designated for redemption are to be redeemed through operation of such Sinking Fund.  Such Securities shall be so redeemed and paid in accordance with such notice in the manner and with the effect provided in Sections 3.02 and 3.03.

Notwithstanding the foregoing, if at any time the amount of cash to be paid into any Sinking Fund with respect to a particular series of Securities on any next succeeding Sinking Fund payment date for such series, together with any unused balance of any preceding Sinking Fund payment or payments with respect to such series which shall not, in any case, include funds held by the Trustee for Securities of such series which previously have been called for redemption, shall not exceed in the aggregate $100,000, the Trustee, unless requested by the Company, shall not select Securities for or give notice of the redemption of Securities through the operation of the Sinking Fund with respect to such series on the next succeeding Sinking Fund payment date.  Such unused balance of moneys deposited in the Sinking Fund with respect to a particular series of Securities shall be added to the next Sinking Fund payment for such series to be made in cash or, at the request of the Company, shall be applied at any time or from time to time to the purchase of Securities of such series, by public or private purchase, in the open market or otherwise.

SECTION 3.08.  Sinking Fund Moneys to Be Held as Security During Continuance of Event of Default; Exceptions.  Unless all Securities of any series then Outstanding are to be redeemed, neither the Trustee nor any paying agent shall redeem any Securities of such series with Sinking Fund moneys if the Trustee or such paying agent shall at the time have knowledge of the continuance of any Event of Default with respect to such series, except that where the mailing or publication of notice of redemption of any such Securities shall theretofore have been made, the Trustee or any paying agent, if sufficient funds shall have been deposited with it for such purpose, shall redeem such Securities.  However, the Company itself shall not redeem any such Securities with Sinking Fund moneys during the continuance of any Event of Default with respect to such series.  The Trustee shall not mail or publish any notice of redemption if it shall at the time have knowledge of the continuance of any Event of Default with respect to such series.  Except as aforesaid, any moneys in the Sinking Fund with respect to such series at such time and any moneys thereafter paid into the Sinking Fund shall during such continuance be held as security for the payment of all Securities of that series; provided, however, that in case such Event of Default with respect to such series shall have been waived as permitted by this Indenture or otherwise cured, such moneys shall thereafter be held and applied in accordance with the provisions of this Article Three.

ARTICLE FOUR

PARTICULAR COVENANTS OF THE COMPANY

SECTION 4.01.  Payments of Principal of (and Premium, If Any) and Interest, If Any, on Securities.  The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest, if any, on Securities of each series at the place, at the time or times and in the manner provided in the instrument establishing such series and in the Securities of such series.  The interest on the Securities, if any, shall be payable (subject to the provisions of Section 2.04) only to or upon the written order of the Holders thereof or, in the case of unregistered Securities with Coupons, the Holders of Coupons relating thereto.  Any installment of interest on registered Securities of any series may at the Company’s option be paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto pursuant to Section 2.04 to the address of such person as it appears on the Security Register or by wire transfer to an account designated by such person.

SECTION 4.02.  Maintenance of Offices or Agencies for Registration of Transfer, Exchange and Payment of Securities.  As long as any of the Securities of any series remain Outstanding, the Company will maintain one or more offices or agencies in Chicago, Illinois, or at such other locations as the Company may from time to time designate for any series of Securities, where such Securities may be presented for registration of transfer and exchange as in this Indenture provided, where such Securities may be presented for payment and where notices and demands to or upon the Company in respect of such Securities or of this Indenture may be served.  The Trustee shall be the agent of the Company in the city in which the Corporate Trust Office is located for all of the foregoing purposes unless the Company shall designate and maintain some other office and agency for such purposes and give the Trustee written notice of the location thereof.  The Company will give to the Trustee notice of the location of each such office or agency and of any change of location thereof.

SECTION 4.03.  Appointment to Fill a Vacancy in the Office of Trustee.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee for any one or more series of Securities, will appoint, in the manner provided in Section 7.11, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

SECTION 4.04.  Duties and Rights of Paying Agents; Company as Paying Agent.

(a)           The Company shall cause each paying agent, if any, other than the Trustee, for any series of Securities, to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04, that such agent will:

(1)           hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series;

(2)           give the Trustee notice of any default by the Company (or by any other obligor on the Securities of such series) in making any payment of the principal of (or premium, if any) or interest on the Securities of such series when the same shall be due and payable; and

(3)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by it as such agent.

Whenever the Company shall have one or more paying agents for any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on Securities of such series, deposit with such paying agent or agents a sum sufficient to pay such principal (and premium, if any) or interest on such Securities so becoming due.

(b)           If the Company shall act as its own paying agent for any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal (and premium, if any) or interest on such Securities so becoming due.  The Company will promptly notify the Trustee of any failure by the Company to take such action or the failure by any other obligor on the Securities of such series to make any payment of the principal of (or premium, if any) or interest on the Securities of such series when the same shall be due and payable.

(c)           Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder, as required by this Section 4.04, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such paying agent.

(d)           Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to the provisions of Sections 12.04 and 12.05.

SECTION 4.05.  Limitation on Liens.  Subject to the provisions of Article Twelve (to the extent they are applicable to the Securities of any series), the Company will not, nor will the Company permit any Restricted Subsidiary to, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (hereinafter, “Debt”) secured by a mortgage, security interest, lien, pledge or other encumbrance (hereinafter, “liens”) upon any Principal Property or upon any shares of stock or indebtedness of any Restricted

Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with such issuance, assumption, or guarantee that the Securities (together with, if the Company so determines, any other indebtedness or obligation then existing and any other indebtedness or obligation, thereafter created, ranking equally with the Securities) shall be secured equally and ratably with (or prior to) such Debt so long as such Debt shall be so secured, except that the foregoing provisions shall not apply to:

(a)           Liens affecting property of a corporation existing at the time it becomes a Subsidiary or at the time it is merged into or consolidated with or purchased by the Company or a Subsidiary;

(b)           Liens existing at the time of acquisition of the property affected thereby or incurred to secure payment of all or part of the purchase price of such property or to secure Debt incurred prior to, at the time of or within 180 days after the acquisition of such property for the purpose of financing all or part of the purchase price thereof (provided such liens are limited to such property and improvements thereon);

(c)           Liens placed within 180 days of completion of construction of new plants or facilities to secure all or part of the cost of construction of such plants or facilities, or to secure Debt incurred to provide funds for any such purpose;

(d)           Liens which secure indebtedness owing by a Restricted Subsidiary to the Company or another Restricted Subsidiary;

(e)           Liens existing on the date of this Indenture;

(f)            Liens arising by reason of mortgages on property owned or leased by the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, or in favor of holders of securities issued by any such entity, pursuant to any contract or statute (including, without limitation, mortgages or liens to secure pollution control or industrial revenue bonds or similar financings) or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages;

(g)           Mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like liens, arising in the ordinary course of business in respect of obligations which are not past due or which are being contested in good faith;

(h)           Liens arising by reason of any deposit with, or the giving of any form of security to (i) any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond or appeal from any judgment or decree against the Company or a Restricted Subsidiary, or in connection with other proceedings or actions at law or in equity by or against the Company or a Restricted Subsidiary, or (ii) any government or governmental department, agency or instrumentality, which deposit or security is required or permitted to qualify the Company or a Restricted

Subsidiary to conduct business (or perform any contract with such entities), to maintain self-insurance, or to obtain the benefit of, or comply with, any law pertaining to workers’ compensation, unemployment insurance, old age pensions, social security, or similar matters;

(i)            Liens existing on property acquired by the Company or a Restricted Subsidiary through the exercise of rights arising out of defaults on receivables acquired in the ordinary course of business;

(j)            Liens for judgments or awards, so long as the finality of any such judgment or award is being contested in good faith and execution thereon is stayed;

(k)           Liens for taxes or assessments or governmental charges or levies not yet past due or delinquent or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established, if appropriate; and any other liens of a nature substantially similar to those described in this clause (k) which do not materially impair the use of such property in the operation of the business of the Company and its Restricted Subsidiaries taken as a whole or the value of such property for the purposes of such business; or

(l)            any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) to (k) inclusive or of any Debt secured thereby, provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extended, renewed or replacement lien shall be limited to all or part of the same property which secured the lien extended, renewed or replaced (plus improvements on such property).

The covenant contained in this Section will be subject to the provision for exempted indebtedness in Section 4.07.

SECTION 4.06.  Limitation on Sale and Lease-Back.  Subject to the provisions of Article Twelve (to the extent they are applicable to the Securities of any series), the Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property (whether such Principal Property is now owned or hereafter acquired), except for temporary leases for a term, including any renewal, of not more than five years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, which Principal Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person (hereinafter, a “Sale and Lease-Back Transaction”), unless either (i) the Company or such Restricted Subsidiary would be entitled, in accordance with the provisions of Section 4.05 (other than provisions with respect to exempted indebtedness), to incur Debt secured by a lien on such property without equally and ratably securing the Securities, or (ii) the Company within 180 days after the effective date of the Sale and Lease-Back Transaction applies an amount equal to the Value of such transaction to the voluntary retirement of its Funded Debt.  For the purposes of this Article, “Value” shall mean an amount equal to the greater of the net proceeds of the sale or transfer of the property leased pursuant to such Sale and

Lease-Back Transaction, or the fair value in the opinion of the Board of Directors of the leased property at the time of entering into such Sale and Lease-Back Transaction.  For the purposes of this Article, “Funded Debt” shall mean indebtedness (including Securities) maturing by the terms thereof more than one year after the original creation thereof.

The covenant contained in this Section will be subject to the provision for exempted indebtedness in Section 4.07.

SECTION 4.07.  Exempted indebtedness.  Notwithstanding the provisions contained in Sections 4.05 and 4.06, the Company and its Restricted Subsidiaries may issue, assume, suffer to exist or guarantee Debt which would otherwise be subject to the limitation of Section 4.05, without securing the Securities, or may enter into Sale and Lease-Back Transactions which would otherwise be subject to the limitation of Section 4.06, without retiring Funded Debt, or enter into a combination of such transactions, if the sum of (i) the principal amount of all such Debt incurred after the date hereof, and which would otherwise be or have been prohibited by the limitations of Section 4.05 or 4.06 and (ii) the aggregate Value of all such Sale and Lease-Back Transactions after the date hereof does not at any such time exceed 10% of the consolidated total assets of the Company and its consolidated Subsidiaries as shown in the audited consolidated balance sheet contained in the latest annual report to the shareholders of the Company.

SECTION 4.08.  Annual Certificate of Compliance.  On or before April 30 in each year (commencing April 30, 1993), the Company will furnish the Trustee with an officer’s certificate (executed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company), covering the period during the preceding year that any Securities were Outstanding certifying that after reasonable investigation and inquiry the Company has complied with all conditions and covenants contained in this Indenture or, if such is not the case, setting forth with reasonable particularity the circumstances of any failure so to comply and the steps taken or proposed to be taken to eliminate such failure.

SECTION 4.09.  Further Instruments and Acts.  The Company will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purposes of this Indenture, including Sections 4.05 and 4.06.

ARTICLE FIVE

HOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

SECTION 5.01.  Company to Furnish Trustee Information as to Names and Addresses of Holders.  The Company will furnish or cause to be furnished to the Trustee:

(1)           semi-annually, not later than January 1 and July 1 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the Registered Securities of each series as of the preceding December 15 or June 15, as the case may be; and

(2)           at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list in similar form and content as of a date not more than 15 days prior to the date such list is furnished;

provided, however, that so long as the Trustee shall be the Security Registrar for any series and all of the Securities of such series are Registered Securities, no such list shall be required to be furnished with respect to such series.

SECTION 5.02.  Presentation of Information; Communications to Holders.

(a)           The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of the Registered Securities of each series (i) contained in the most recent list furnished to it as provided in Section 5.01, (ii) received by it in the capacity of Security Registrar for such series, if so acting, and (iii) filed with it within the two preceding years pursuant to Section 5.04 (c)(ii).  The Trustee may destroy any list furnished to it with respect to Securities of any series as provided in Section 5.01 upon receipt of a new list with respect to such series so furnished.

(b)           If three or more Holders (in this Section referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with the other Holders of the Securities of a particular series (in which case the applicants must all hold Securities of such series) or with the Holders of the Securities of all series with respect to their rights under this Indenture or under such Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

(i)            afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 5.02(a), or

(ii)           inform such applicants as to the approximate number of Holders of registered Securities of such series or of all registered Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 5.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of the registered Securities of such series or to each Holder of the registered Securities of all series, as the case may be, whose name and address shall appear in the information preserved at the time by the Trustee in accordance with Section 5.02(a), a copy of the form of proxy or other communication which is specified in such request with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material proposed to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of the registered Securities of such series or of all series, as the case may be, or would be in violation of applicable law.  Such written statement shall specify the basis of such opinion.  If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c)           Every Holder of the Securities and the Coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 5.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 5.02(b).

SECTION 5.03.  Reports by Company.  The Company shall:

(1)           file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended or if the Company is not required to file information, documents or reports pursuant to either of such sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a debt security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)           file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3)           transmit by mail to all Holders, within 30 days after the filing thereof with the Trustee in the manner and to the extent provided in Section 5.04(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to clauses (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

SECTION 5.04.  Reports by Trustee.

(a)           Within 60 days after July 1 of each year, commencing with the year 1993, the Trustee shall transmit by mail to all Holders, as provided in Subsection (c) of this Section, a brief report dated as of such July 1 with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period, no report need be transmitted):

(1)           any change in its eligibility under Section 7.10 or its qualification under Section 7.09;

(2)           the creation of or any material change to a relationship specified in paragraphs (1) through (10) of Section 7.09(c);

(3)           the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge prior to that of the Securities, on any property or funds held or collected by the Trustee as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than ½ of 1% of the principal amount of the Securities Outstanding on the date of such report;

(4)           the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 7.14(b)(2), (3), (4) or (6);

(5)           any change to the property and funds, if any, physically in the possession of the Trustee (as such) on the date of such report;

(6)           any additional issue of Securities which the Trustee has not previously reported; and

(7)           any action taken by the Trustee in the performance of its duties hereunder which the Trustee has not previously reported and which in its opinion materially affects the Securities or the Securities of a series, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 7.02.

(b)           The Trustee shall transmit by mail to the Holders, as provided in Subsection (c) of this Section, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this Indenture) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by the Trustee as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities Outstanding at such time, such report to be transmitted within 90 days after such time.

(c)           Reports pursuant to this Section shall be transmitted by mail:

(i)            to all Holders of the registered Securities of each series, as the names and addresses of such Holders appear upon the Security Register;

(ii)           to such other Holders of the Securities of any series as have, within two years preceding such transmission, filed their names and addresses with the Trustee for such purpose; and

(iii)          except in the case of reports pursuant to Subsection (b) of this Section, to each Holder of a Security of any series whose name and address are preserved at the time by the Trustee as provided in Section 5.02(a).

(d)           A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Trustee with each stock exchange upon which the Securities of any series are listed, with the Commission and with the Company.  The Company will notify the Trustee when the Securities of any series are listed on any stock exchange.

ARTICLE SIX

REMEDIES

SECTION 6.01.  Events of Default.  “Event of Default,” wherever used herein with respect to the Securities of any series, means any one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in the payment of any interest upon any of the Securities of such series when and as the same shall become due and payable, and continuance of such default for a period of 30 days;

(2)           default in the payment of all or any part of the principal of (or premium, if any, on) any of the Securities of such series at its Maturity;

(3)           default in the deposit of any sinking fund or analogous payment for the benefit of the Securities of such series when and as the same shall become due and payable;

(4)           default in the performance, or breach, of any covenant or warranty of the Company in the Securities of such series or in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically provided for or which has expressly been included in this Indenture solely for the benefit of the Securities of other series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Securities of all series then Outstanding affected thereby a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(5)           the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of all or substantially all of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

(6)           the commencement by the Company of a voluntary case or proceeding under any applicable Bankruptcy Law or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law, or the consent by it to the appointment of or the taking of possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of all or substantially all of its property, or the making by the Company of a general assignment for the benefit of creditors;

(7)           default under any indenture or instrument that evidences or under which the Company or any Restricted Subsidiary has at the date of this Indenture or shall hereafter have outstanding any indebtedness for money borrowed having unpaid principal at the time of such default in excess of the greater of $30,000,000 or 5% of the Consolidated Net Worth of the Company, shall occur and be continuing and such indebtedness shall have been accelerated, by action of the holder or holders thereof or any Person duly acting on their behalf, so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, provided, however, that such acceleration shall not have been rescinded or annulled; and provided, further, that if such default under such indenture or instrument shall be remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders; or

(8)           any other Event of Default provided in or pursuant to the supplemental indenture or Officers’ Certificate establishing the terms of such series of Securities as provided in Section 2.01 or in the form or forms of Security for such series.

For this purpose, “Consolidated Net Worth” means the excess of assets over liabilities of the Company and its consolidated Subsidiaries, plus Minority Interests, as determined from time to time in accordance with generally accepted accounting principles consistently applied.  “Minority Interest” means any shares of stock of any class of a Subsidiary (other than directors’ qualifying shares) that are not owned by the Company or a Subsidiary.

SECTION 6.02.  Acceleration of Maturity; Rescission and Annulment.  If an Event of Default described in Section 6.01 shall have occurred and be continuing with respect to the Securities of any series, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if given by such Holders), may declare the entire principal of (and premium, if any, on) all the Securities of such series then Outstanding and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

The preceding paragraph is subject, however, to the condition that if at any time after the principal of the Securities of one or more series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series and the principal of (and premium, if any, on) all the Securities of such series which shall have become due otherwise than by acceleration (with interest upon such principal and premium and, to the extent that payment of such interest shall be enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest (or at the yield to Stated Maturity, in the case of Original Issue Discount Securities) specified in the Securities of such series, to the date of such payment or deposit) and such additional amount as shall be sufficient to cover the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except as a result of negligence or bad faith, and if any and all Events of Default under this Indenture with respect to such series, other than the nonpayment of the principal of (and premium, if any, on) the Securities of such series which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein—then, and in each and every such case, the Holders of a majority in aggregate principal amount of all the Securities of such affected series then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults or breaches with respect to such series and rescind and annul such declaration and its consequences, but no such waiver, rescission and annulment shall extend to or shall affect any subsequent default or breach or shall impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration shall have been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such declaration; and payment of the portion of the principal thereof as shall have become due and payable as a result of such declaration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

SECTION 6.03.  Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if:

(1)           default shall be made in the payment of any interest on any of the Securities of any series when and as such interest shall become due and payable, and such default shall have continued for a period of 30 days, or

(2)           default shall be made in the payment of the principal of (or premium, if any, on) any of the Securities of any series when the same shall have become due and payable, whether at the Stated Maturity thereof or otherwise, the Company shall, upon demand of the Trustee, pay to or deposit with the Trustee, for the benefit of the Holders of the Securities of such series, the whole amount then due and payable on such Securities, including all Coupons appertaining thereto, for principal (and premium, if any) and interest (with interest to the date of such payment upon overdue principal and premium and, to the extent that payment of such interest shall be enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest (or at the yield to Stated Maturity, in the case of Original Issue Discount Securities) specified in the Securities of such series, to the date of such payment or deposit); and, in addition thereto, such additional amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation expenses, disbursements and advances of the Trustee, its agents and counsel, except as a result of negligence or bad faith.

Until such demand shall be made by the Trustee, the Company may pay the principal of (and premium, if any) and interest on the Securities of such series to the Holders of the Securities of such Series.

If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute judicial proceedings for the collection of the amounts so due and unpaid, may prosecute such proceedings to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to the Securities of any series shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.04.  Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of any series or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)            to file and prove a claim for the whole amount of the principal (and premium, if any) and interest (or if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect to the Securities of each series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except as a result of negligence or bad faith) and of the Holders allowed in such judicial proceeding, and

(ii)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except as a result of negligence or bad faith, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee, except in accordance with action taken under Article Nine, to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.05.  Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture, or under the Securities of any series or any Coupons appertaining thereto, may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or such Coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and Coupons in respect of which such judgment has been recovered.

In any proceedings brought by the Trustee (and also in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities and Coupons appertaining thereto in respect to which action was taken, and it shall not be necessary to make any Holders of such Securities or Coupons parties to any such proceedings.

SECTION 6.06.  Application of Moneys Collected.  Any moneys collected by the Trustee pursuant to this Article in respect of the Securities of any series shall be applied in the following order, at the date or dates fixed by the Trustee and, in the case of any distribution of such moneys on account of the principal of (or premium, if any) or interest on the Securities of such series, upon presentation of the several Securities and Coupons appertaining thereto in respect of which moneys have been collected and the notation thereon of such distribution if such principal, premium and interest be only partially paid or upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 7.07;

SECOND:  In case the principal of the Securities of such series shall not then be due and payable, to the payment of interest on the Securities of such series in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest (or yield to Stated Maturity, in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without preference or priority;

THIRD:  In case the principal of the Securities of such series shall then be due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal (and premium, if any) and interest, with interest upon overdue principal and premium, and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the same rate as the rate of interest (or yield to Stated Maturity, in the case of Original Issue Discount Securities) specified in the Securities of such series and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal, premium and interest, without preference or priority of principal or premium over interest, or of interest over principal or premium, or of any installment of interest over any other installment of interest, or of any Security of such series, ratably to the aggregate of such principal, premium and interest; and

FOURTH:  To the Company or any other Person lawfully entitled thereto.

SECTION 6.07.  Limitation on Suits.  Subject to Section 6.08, no Holder of any Security of any series or of any Coupon shall have any right to institute any proceeding; judicial or otherwise, with respect to this Indenture, or for the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official, or for any other remedy hereunder, unless:

(1)           such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(2)           the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request to the Trustee to institute such proceeding in its own name as Trustee hereunder;

(3)           such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute such proceeding; and

(5)           no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding;

it being understood and intended that no one or more of Holders of Securities of any series or Coupons appertaining thereto shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of the Securities or the Coupons, or to obtain or to seek to obtain preference or priority over any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Securities of the affected series and Coupons.

SECTION 6.08.  Unconditional Right of Holders to Receive Principal, Premium and Interest.  Notwithstanding any other provision in this Indenture or any provision of any Security of any series, the Holder of a Security of any series or Coupon appertaining thereto shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Security or Coupon on or after the respective due dates expressed in such Security or Coupon or, in the case of redemption, on the date of redemption, and to institute suit for the enforcement of any such payment, and such rights shall not be impaired or affected without the consent of such Holder.

SECTION 6.09.  Restoration of Rights and Remedies.  In case the Trustee or any Holder shall have proceeded to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then, and in every such case, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder; and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceeding had been taken.

SECTION 6.10.  Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and Coupons in the last paragraph of Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11.  Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of Securities or Coupons to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.12.  Control by Holders.  The Holders of not less than a majority in aggregate principal amount of the Securities of any series affected then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities at such series, provided that:

(1)           such direction shall not be in conflict with any rule of law or with this Indenture

(2)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(3)           subject to Section 7.01, the Trustee need not take any action which might involve the Trustee in personal liability or be unduly prejudicial to the Holders of the Securities of the affected series not joining in the giving of such direction.

SECTION 6.13.  Waiver of Past Defaults.  Prior to the declaration of acceleration of the Maturity of any Securities of any series as provided by Section 6.02, the Holders of not less than a majority in aggregate principal amount of the Securities of such series then Outstanding with respect to which a default or breach or an Event of Default shall have occurred and be continuing may on behalf of the Holders of all of the Securities of such series waive any past default or breach or Event of Default and its consequences, except a default or breach or Event of Default in the payment of the principal of (or premium, if any) or interest on any Security of such series.

Upon any such waiver, such default or breach shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or breach or Event of Default or impair any right consequent thereon.

SECTION 6.14.  Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Security or Coupon by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to (i) any suit instituted by the Company, (ii) any suit instituted by the Trustee, (iii) any suit instituted by any Holder, or group of Holders, of the Securities of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series then Outstanding, or (iv) any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (including interest evidenced by a Coupon) on any Security on or after the respective due dates expressed in such Security or Coupon or, in the case of redemption, on or after the date of redemption.

SECTION 6.15.  Waiver of Stay or Extension Laws.  The Company covenants (to the fullest extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the fullest extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SEVEN

THE TRUSTEE

SECTION 7.01.  Certain Duties and Responsibilities.  The Trustee, prior to the occurrence of an Event of Default with respect to a particular series of Securities and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In case an Event of Default with respect to a particular series of Securities has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture relating to such series, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(a)           prior to the occurrence of an Event of Default with respect to a particular series of Securities and after the curing or waiving of all Events of Default which may have occurred with respect to such series:

(1)           the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b)           the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c)           the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith relating to Securities of any series in accordance with the direction of the Holders of not less than a majority in principal amount of the Securities of such series then Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, with respect to the Securities of such series under this Indenture.

None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it.

SECTION 7.02.  Notice of Defaults.  Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall give notice of all defaults with respect to the Securities of such series known to the Trustee (i) if any unregistered Securities of such series are then Outstanding, to the Holders thereof by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, or Chicago, Illinois, (ii) if any unregistered Securities of such series are then Outstanding, to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 5.04(c)(ii) by mailing such notice to such Holders at such addresses and (iii) if any registered Securities of such series are then Outstanding, to the Holders thereof by mailing such notice to such Holders at their addresses as they shall appear on the Security Register, unless in each case such defaults shall have been cured before the mailing or publication of such notice; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any of the Securities of such series, or in the payment of any sinking fund or analogous payment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Securities of such series; and provided further, that in the case of any default of the character specified in Section 6.01 (4) with respect to Securities of such series, no such notice to the Holders shall be given until at least 30 days after the occurrence thereof.  For the purpose of this Section, the term “default” means any event or condition which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 7.03.  Certain Rights of Trustee.  Except as otherwise provided in Section 7.01:

(a)           the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Direction or Company Request (unless other evidence in respect thereof is herein specifically prescribed); and any resolution of the Board of Directors shall be evidenced to the Trustee by a Certified Board Resolution;

(c)           the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(e)           the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)            prior to the occurrence of an Event of Default with respect to the securities of any series and after the curing or waiving of all such Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval or other paper or document, unless requested in writing to do so by the Holders of a majority in aggregate principal amount of Securities of any series then Outstanding provided, however, that if the payment within a reasonable time to the Trustee of costs, expenses or liabilities likely to be incurred by it in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding; the reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by the Trustee hereunder.

SECTION 7.04.  Trustee Not Liable for Recitals in Indenture or in Securities.  The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities of any series.  The Trustee represents that it is duly authorized to execute and deliver this Indenture and perform its obligations hereunder.  The Trustee shall not be accountable for the use or application by the Company of any of the Securities of any series or of the proceeds thereof.

SECTION 7.05.  Trustee, Paying Agent or Security Registrar May Own Securities.  Subject to Sections 7.09 and 7.14, the Trustee or any paying agent or Security Registrar with respect to any series of Securities, in its individual or any other capacity, may become the owner or pledgee of Securities of such series with the same rights it would have if it were not Trustee, paying agent or Security Registrar with respect to such Securities.

SECTION 7.06.  Moneys Received by Trustee to Be Held in Trust.  Subject to the provisions of Section 12.04 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received; but need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.  So long as no Event of Default with respect to Securities of any series shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon a Company Direction.

SECTION 7.07.  Compensation and Reimbursement.  The Company covenants and agrees:

(a)           to pay the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provisions of law in regard to the compensation of a trustee of an express trust);

(b)           except as otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture including the reasonable compensation and the expenses and disbursements of its agents, attorneys and counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith, and

(c)           to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises.

If any property other than cash shall at any time be subject to a lien in favor of the Holders, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon.  The obligations of the Company under this Section 7.07 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of the Indenture.  Such additional indebtedness shall be secured by a lien, prior to that of the Securities of any series with respect to which the indebtedness arose, upon all property and funds held or collected by the Trustee, as such, relating to such series except funds held in Trust for the payment of principal of (and premium, if any) or interest on Securities of such series.

SECTION 7.08.  Right of Trustee to Rely on an Officers’ Certificate Where No Other Evidence Specifically Prescribed.  Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.09.  Disqualification; Conflicting Interests.

(a)           If the Trustee has or shall acquire any conflicting interest, as defined in this Section, with respect to the Securities of any series, it shall, within 90 days after ascertaining that it has such conflicting interest, unless the default (as defined in

Subsection (d)(7) of this Section) to which such conflicting interest relates shall have been cured or duly waived or otherwise eliminated before the end of such 90-day period, either eliminate such conflicting interest or, except as otherwise provided in this Section, resign with respect to the Securities of such series in the manner and with the effect hereinafter specified in this Article.

(b)           In the event that the Trustee shall fail to comply with the provisions of Subsection (a) of this Section with respect to the Securities of any series, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit by mail notice of such failure to the Holders of such series in the manner and to the extent required by Section 5.04(c) and, if any unregistered Securities are then Outstanding, shall publish notice of such failure at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York or Chicago, Illinois.

(c)           For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series if the Securities of such series are in default and:

(1)           the Trustee is trustee under this Indenture with respect to the Outstanding Securities of any other series or is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this Indenture, provided that there shall be excluded from the operation of this paragraph, this indenture with respect to the Securities of any other series and such other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if:

(i)            this Indenture and such other indenture or indentures (and all series of securities issuable thereunder) are wholly unsecured and rank equally, and such other indenture or indentures are hereafter qualified under the Trust Indenture Act of 1939, unless the Commission shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of the Trust Indenture Act of 1939 that differences exist between the provisions of this Indenture with respect to Securities of such series, the provisions of the Outstanding Securities of such series and the Outstanding Securities of one or more other series and one or more other series or the provisions of such other indenture or indentures (or any series of securities issuable thereunder) which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Securities of such series and such other series or under such other indenture or indentures, or

(ii)           the Company shall have sustained the burden of proving on application to the Commission and after opportunity for hearing thereon,

that trusteeship under this Indenture with respect to the Securities of such series and such other series or such other indenture or indentures (or with respect to more than one outstanding series under such other indenture or indentures) is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Securities of such series and such other series or under such other indenture or indentures (or with respect to more than one outstanding series under such other indenture or indentures);

(2)           the Trustee or any of its directors or executive officers is an underwriter for the Company;

(3)           the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;

(4)           the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company; (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and (iii) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary, or in any other similar capacity, or, subject to the provisions of Subsection (c)(1) above, to act as trustee, whether under an indenture or otherwise;

(5)           10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons (as defined in Subsection (d)(3) of this Section); or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

(6)           the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company not including the Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company;

(7)           the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

(8)           the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company;

(9)           the Trustee owns, on the date of default upon the Securities of such series or any anniversary of such default while such default shall be continuing, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this Subsection.  As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security.  Promptly after the date of any such default upon the Securities of such series and annually in each succeeding year that the Securities of such series remain in default, the Trustee shall make a check of its holdings of such Securities in any of the above-mentioned capacities as of such dates.  If the Company fails to make payment in full of the principal of (or premium, if any) or interest on any of the Securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such Securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this Subsection; or

(10)         except under the circumstances described in paragraphs (1), (3), (4), (5) and (6) of Section 7.14(b), the Trustee shall be or shall become a creditor of the Company.

For the purposes of paragraph (1) of this Subsection, and Sections 6.12 and 6.13, the term “series of securities” or “series” means a series, class or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the indenture trustee, or otherwise take action pursuant to a vote of such holders, separately from holders of another such series, provided that “series of securities” or “series” shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly unsecured.

The specification of percentages in paragraphs (5) to (9), inclusive, of this Subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this Subsection.

For the purposes of paragraphs (6), (7), (8) and (9) of this Subsection only, (i) the terms “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness (ii) an obligation shall be deemed to be “in default” when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

(d)           For the purposes of this Section:

(1)           The term “underwriter,” when used with reference to the Company, means every person who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission.

(2)           The term “director” means any director of a corporation or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.

(3)           The term “person” means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization or a government or political subdivision thereof.  As used in this paragraph, the term “trust” shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

(4)           The term “voting security” means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

(5)           The term “Company” means any obligor upon the Securities.

(6)           The term “executive officer” means the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization, whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

(7)           The term “default” shall mean, with respect to the Securities of any series, an Event of Default in respect thereof (exclusive of any period of grace or requirement of notice).

(e)           Except in the case of a default in the payment of the principal of (and premium, if any) or interest on the Securities of any series, or in the payment of any sinking fund or analogous payment, the Trustee shall not be required to resign as provided by this Section if the Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that:

(1)           the default under this Indenture may be cured or waived during a reasonable period and under the procedures described in such application, and

(2)           a stay of the Trustee’s duty to resign will not be inconsistent with the interests of the Holders of the Securities of the applicable series.

The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise.

(f)            The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

(1)           A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a “person” in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

(2)           A specified percentage of a class of securities of a person means such of the aggregate amount of securities of the class outstanding.

(3)           The term “amount,” when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.

(4)           The term “outstanding” means issued and not held by or for the account of the issuer.  The following securities shall not be deemed outstanding within the meaning of this definition:

(i)            securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

(ii)           securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

(iii)          securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

(iv)          securities held in escrow if placed in escrow by the issuer thereof;

provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

SECTION 7.10.  Corporate Trustee Required; Requirement for Eligibility.  The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.11.

SECTION 7.11.  Resignation and Removal of Trustee, Appointment of Successor.

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.12.

(b)           The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 7.12 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)           The Trustee may be removed at any time with respect to the Securities of any series by act of the Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding delivered to the Trustee and to the Company.

(d)           If at any time:

(1)           the Trustee shall fail to comply with Section 7.09(a) with respect to the Securities of any series after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security of such series for at least six months; or

(2)           the Trustee shall cease to be eligible under Section 7.10 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then in any such case (i) the Company by a Certified Board Resolution may remove the Trustee with respect to the Securities of any or all series, as appropriate, or (ii) subject to Section 6.14, any Holder who has been a bona fide Holder of a Security of an affected series for at least six months may, on behalf of such Holder and all other Holders similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Certified Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of such series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 7.12.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by act of the Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 7.12, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company with respect to the Securities of such series.  If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 7.12, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of such Holder and all other Holders similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f)            The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series (i) if any unregistered Securities of any affected series are then Outstanding, to the Holders thereof by publication of such notice at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, or Chicago, Illinois, (ii) if any unregistered Securities of any affected series are then Outstanding, to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 5.04(c)(ii) by mailing such notice to such Holders at such addresses (and the Trustee shall make such addresses available to the Company for such purpose) and (iii) if any registered Securities of any affected series are then Outstanding, to the Holders thereof by mailing such notice to such Holders at their addresses as they shall appear on the Security Register.  If the Company shall fail to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 7.12.  Acceptance by Successor to Trustee.

(a)           In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more series, each successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment and thereupon the resignation or removal of the retiring Trustee with respect to such applicable series of the Securities shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to such applicable series; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute, acknowledge and deliver an instrument transferring to such successor Trustee all such rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)           In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but less than all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute, acknowledge and deliver an indenture supplemental hereto in which each successor Trustee shall accept such appointment and which shall (i) contain such provisions as shall be deemed necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of each series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee shall not be retiring with respect to the Securities of all series, contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of the series as to which the retiring Trustee shall not be retiring shall continue to be vested in the retiring Trustee and (iii) add to or change any of the provisions of this Indenture to the extent necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of each series to which the appointment of such successor Trustee relates, and such retiring Trustee shall duly assign, transfer and deliver to each successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of each series to which the appointment of such successor Trustee relates.

(c)           Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 7.13.  Successor to Trustee by Merger, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of the particular series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities of such series shall not have been authenticated, any successor to the Trustee with respect to the Securities of such series may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in such Securities or in this Indenture provided that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of the particular series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 7.14.  Preferential Collection of Claims Against Company.

(a)           Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and Coupons and the holders of other indenture securities, as defined in Subsection (c) of this Section:

(1)           an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months’ period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in clause (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(2)           all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof or otherwise, after the beginning of such three months’ period, or an amount equal to the proceeds of any such property if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee:

(A)          to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act (as defined in Subsection (c)(6) of this Section) or applicable State law;

(B)           to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months’ period;

(C)           to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months’ period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (c) of this Section, would occur within three months; or

(D)          to receive payment on any claim referred to in clause (B) or (C) of this Subsection, against the release of any property held as security for such claim as provided in such clause (B) or (C), as the case may be, to the extent of the fair value of such property.

For the purposes of clauses (B), (C) and (D) of this Subsection, property substituted after the beginning of such three months’ period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such clauses is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account.  As used in this paragraph with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim.  The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

Any Trustee which has resigned or been removed after the beginning of such three months’ period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred.  If any Trustee has resigned or been removed prior to the beginning of such three months’ period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

(i)            the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three months’ period; and

(ii)           such receipt of property or reduction of claim occurred within three months after such resignation or removal.

In any case commenced under the Bankruptcy Act of July 1, 1898, or any amendment thereto enacted prior to November 6, 1978, all references above to periods of three months shall be deemed to be references to periods of four months.

(b)           There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from:

(1)           the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

(2)           advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

(3)           disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4)           an indebtedness created as a result of services rendered or premises rented, or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (c) of this Section;

(5)           the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and

(6)           the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (c) of this Section.

(c)           For the purposes of this Section only:

(1)           the term “default” means any failure to make payment in full of the principal of or interest upon any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

(2)           the term “other indenture securities” means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;

(3)           the term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

(4)           the term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;

(5)           the term “Company” means any obligor upon the Securities; and

(6)           the term “Federal Bankruptcy Act” means the Bankruptcy Act or Title 11 of United States Code.

SECTION 7.15.  Appointment of Additional and Separate Trustees.  Whenever the Trustee shall deem it necessary or prudent in order to conform to any law of any jurisdiction, or the Trustee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Holders of Securities of any series or in the event that the Trustee shall have been requested to do so by the Holders of a majority in principal amount of the Securities of any series then Outstanding, the Trustee and the Company shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons appointed by the Company, either to act as additional trustee or trustees hereunder, jointly with the Trustee, or to act as separate trustee or trustees hereunder, in any such case with such powers with respect to the affected series of Securities as may be provided in such indenture supplemental hereto, and to vest in such bank, trust company or person as such additional trustee or separate trustee, as the case may be, any property, title, right or power of the Trustee with respect to the affected series of Securities deemed necessary or advisable by the Trustee, subject to the provisions of this Section below set forth.  In the event the Company shall not have joined in the execution of such indenture supplemental hereto within ten days after the receipt of a written request from the Trustee so to do, or in case an Event of Default with respect to the particular series of Securities shall occur and be continuing, the Trustee may act under the foregoing provisions of this Section without the concurrence of the Company; and the Company hereby appoints the Trustee its agent and attorney-in-fact to act for it under the foregoing provisions of this Section in either of such contingencies.  The Trustee may execute, deliver and perform any deed, conveyance, assignment or other instrument in writing as may be required by any additional trustee or separate trustee for more fully and certainly vesting in and confirming to it any property, title, right or powers with respect to the affected series of Securities conveyed or conferred to or upon such additional trustee or separate trustee, and the Company shall, upon the Trustee’s request, join therein and execute, acknowledge and deliver the same; and the Company hereby makes, constitutes and appoints the Trustee its agent and attorney-in-fact for it and in its name, place and stead to execute, acknowledge and deliver any such deed, conveyance, assignment or other instrument with respect to the affected series of Securities in the event that the Company shall not itself execute and deliver the same within ten days after receipt by it of such request so to do.  Any supplemental indenture executed pursuant to the provisions of this Section shall conform to the provisions of the Trust Indenture Act of 1939 as in effect as of the date of such supplemental indenture.

Every additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act, and the Trustee shall act with respect to a particular series of Securities, subject to the following provisions and conditions:

(1)           the Securities of such series shall be authenticated by the Trustee and all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody, investment and payment of moneys, shall be exercised solely by the Trustee;

(2)           all other rights, powers, duties and obligations with respect to the Securities of such series conferred or imposed upon the Trustee and such additional trustee or separate trustee or any of them shall be conferred or imposed upon and exercised or performed by the Trustee and such additional trustee or trustees and separate trustee or trustees jointly, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations with respect to the Securities of such series shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees

(3)           no power hereby given to, or with respect to which it is hereby provided may be exercised by, any such additional trustee or separate trustee with respect to a particular series of Securities shall be exercised hereunder by such additional trustee or separate trustee except with the consent of the Trustee; and

(4)           no trustee with respect to a particular series of Securities hereunder shall be personally liable by reason of any act or omission of any other trustee with respect to such series of Securities hereunder.

If at any time the Trustee shall deem it no longer necessary or prudent in order to conform to any such law or shall be advised by counsel that it is no longer so necessary or prudent in the interest of the Holders of Securities of any series or in the event that the Trustee shall have been requested to do so in writing by the Holders of a majority in principal amount of the Securities of such series then Outstanding, the Trustee and the Company shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional trustee or separate trustee with respect to such series.  In the event that the Company shall not have joined in the execution of such indenture supplemental hereto, instruments and agreements, the Trustee may act on behalf of the Company to the same extent provided above.

Any additional trustee or separate trustee with respect to any series of Securities may at any time by an instrument in writing constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent which may be authorized by law, to do all acts and things and exercise all discretions which it is authorized or permitted to do or exercise with respect to such series, for and in its behalf and in its name.  In case any such additional trustee or separate trustee shall die, become incapable of acting, resign or be removed, all the assets, property, rights, powers, trusts, duties and obligations of such additional trustee or separate trustee with respect to such series, as the case may be, so far as permitted by law, shall vest in and be exercised by the Trustee, without the appointment of a new successor to such additional trustee or separate trustee unless and until a successor with respect to such series is appointed in the manner hereinbefore provided.

Any request, approval or consent in writing by the Trustee to any additional trustee or separate trustee of any series of Securities shall be sufficient warrant to such additional trustee or separate trustee, as the case may be, to take such action with respect to the particular series of Securities as may be so requested, approved or consented to.

Each additional trustee and separate trustee appointed pursuant to this Section shall be subject to, and shall have the benefit of, Articles Six, Seven (other than Section 7.10) and Eight hereof and the following Sections of this Indenture shall be specifically applicable to each additional trustee and separate trustee: 5.04(a) (except to the extent that reference therein is made to its eligibility under Section 7.10) and (b), 6.03, 7.01,7.02,7.09 and 7.14; provided, however, that no resignation of an additional or separate trustee pursuant to Section 7.11 hereof shall be conditioned in any sense whatever upon the appointment of a successor to such trustee.

ARTICLE EIGHT

CONCERNING THE HOLDERS

SECTION 8.01.  Evidence of Action by Holders.

(a)           Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount Outstanding of the Securities of any series may take any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Holders in person or by agent or proxy appointed in writing, or (b) by the record of such Holders voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Holders.

(b)           The Company may fix a record date for the purpose of determining the identity of the Holders entitled to participate in any act authorized or permitted under this Indenture, which record date shall be the later of (i) 10 days prior to the first solicitation of the written instruments or vote required for such act or (ii) the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 5.01.  If such a record date is fixed, the Persons who were the Holders of the Securities of the affected series at the close of business on such record date (or their duly authorized proxies) shall be the only Persons entitled to execute written instruments or to vote with respect to such act, or to revoke any written instrument or vote previously delivered or given, whether or not such Persons shall continue to be Holders of the Securities of such series after such record date.  No such written instrument or vote shall be valid or effective for more than 150 days after such record date.

SECTION 8.02.  Proof of Execution of Instruments and of Holding of Securities.  Subject to the provisions of Sections 7.01, 7.03 and 9.05, proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

The ownership of a registered Security shall be proved by the Security Register relating to the series or by a certificate of the Security Registrar.

The ownership of an unregistered Security or any Coupon attached to such Security at its issuance shall be proved by the production of such Security or Coupon, or, with respect to unregistered Securities only, by a certificate executed by any trust company, bank, broker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Security, if such certificate or affidavit is deemed by the Trustee to be satisfactory.  The Trustee and the Company may assume that such ownership of any unregistered Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Security is produced, (2) such Security is produced by some other Person or (3) such Security is no longer Outstanding.  The amount of unregistered Securities held by any Person may also be proved in any other manner which the Trustee deems sufficient.

The Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem necessary.

The record of any meeting of Holders shall be proved in the manner provided in Section 9.06.

SECTION 8.03.  Who May Be Deemed Owner of Securities.  Prior to due presentment for registration of transfer of a registered Security of any series, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the Person in whose name such Security shall be registered, or, in the case of unregistered Securities, the bearer thereof or the owner thereof determined pursuant to Section 8.02, as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of receiving payment of or on account of the principal of (and premium, if any) and interest on such Security and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary; and all such payments so made to any such Holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

SECTION 8.04.  Securities Owned by Company or Controlled or Controlling Companies Disregarded for Certain Purposes.  In determining whether the Holders of the requisite aggregate principal amount Outstanding of Securities of any series have concurred in any direction, consent or waiver under this Indenture, Securities of such series which are then owned by the Company or any other obligor on the Securities of such series or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities of such series shall be disregarded and deemed not to be Outstanding for the purposes of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities of such series which the Trustee knows are so owned shall be so disregarded.  Securities of such series so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Securities and that the pledgee is not the Company or any other obligor on the Securities of such series or a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection for the Trustee.

SECTION 8.05.  Instruments Executed by Holders Bind Future Holders.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any series then Outstanding specified in this Indenture in connection with such action, any Holder of a Security of such series which is shown by the evidence to be included in the Securities of the particular series the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Security.  Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security, and of any Security issued upon registration of transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Security or such other Security.  Any action taken by the Holders of the percentage in aggregate principal amount of the

Securities of any series then Outstanding specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all such Securities.

ARTICLE NINE

HOLDERS’ MEETINGS AND CONSENTS

SECTION 9.01.  Purposes for Which Meeting May Be Called.  A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to the provisions of this Article Nine for any of the following purposes:

(1)           to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders of Securities of such series pursuant to any of the provisions of Article Six;

(2)           to remove the Trustee and appoint a successor trustee with respect to Securities of such series pursuant to the provisions of Article Seven;

(3)           to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(4)           to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount Outstanding of Securities of such series under any other provision of this Indenture or under applicable law.

SECTION 9.02.  Call of Meeting by Trustee.  The Trustee may at any time call a meeting of Holders of Securities of any series to take any action specified in Section 9.01, to be held at such time and at such place in Chicago, Illinois, or at such other location as the Trustee shall determine.  With respect to registered Securities of any series, notice of every such meeting, setting forth the time and the place of such meeting, and in general terms the action proposed to be taken at such meeting, shall be mailed to such Holders at their addresses as they shall appear on the Security Register with respect to such Securities.  With respect to unregistered Securities of any series, notice of every such meeting shall be published in an Authorized Newspaper on two separate days.  Such notice shall be provided not less than 20 nor more than 120 days prior to the date fixed for the meeting.

SECTION 9.03.  Call of Meetings by Company or Holders.  In case at any time the Company, pursuant to a Certified Board Resolution, or the Holders of at least ten percent in aggregate principal amount of Securities of any series then Outstanding, shall have requested the Trustee to call a meeting of Holders of Securities of such series to take any action authorized in Section 9.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have provided the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of such Securities in the amount above specified may determine the time and the place in Chicago, Illinois, for such meeting and may call such meeting by providing notice thereof as provided in Section 9.02.

SECTION 9.04.  Who May Attend and Vote at Meetings.  To be entitled to vote at any meeting of Holders of a particular series of Securities, a person shall (a) be a Holder of one or more Securities of such series or (b) be a person appointed by an instrument in writing as proxy by a Holder of one or more Securities of such series.  Subject to Section 8.01, the only persons who shall be entitled to be present or to speak at any meeting of Holders of a particular series of Securities shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 9.05.  Regulations May Be Made by Trustee.  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a particular series, in regard to proof of the holding of Securities of such series and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem necessary.  Except as otherwise permitted or required by any such regulations, the holding of Securities of such series shall be proved in the manner specified in Section 8.02 and the appointment of any proxy shall be proved in the manner specified in Section 8.02.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or such Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting may be elected by vote of the Holders of a majority in principal amount of Securities of the particular series then Outstanding represented at the meeting and entitled to vote.

Subject to the provisions of Section 8.04, at any meeting each Holder of Securities of the particular series or proxy entitled to vote shall have one vote for each $1,000 principal amount of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security of such series challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding The chairman of the meeting shall have no right to vote other than by virtue of Securities of such series held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Holders of Securities of the particular series.  At any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 the presence of Persons holding or representing Securities of the particular series in an aggregate principal amount Outstanding sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum be present, the meeting may be adjourned from time to time by the Holders of a majority in principal amount Outstanding of the Securities of such series represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

SECTION 9.06.  Manner of Voting at Meetings and Record to Be Kept.  The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders or proxies entitled to vote.

The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.02.  The record shall be signed and verified by the affidavits of the chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 9.07.  Written Consent in Lieu of Meetings.  The written authorization or consent of the requisite percentage herein provided of Holders of Securities of any series entitled to vote at any meeting of Holders of Securities of a particular series, evidenced as provided in Article Eight and filed with the Trustee, shall be effective in lieu of a meeting of such Holders with respect to any matter provided for in this Article Nine.

SECTION 9.08.  No Delay of Rights by Meeting.  Nothing in this Article Nine contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders of Securities of any series, or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders of Securities of such series under any of the provisions of this Indenture or of the Securities of such series.

ARTICLE TEN

SUPPLEMENTAL INDENTURES

SECTION 10.01.  Purposes for Which Supplemental Indentures May Be Entered into Without Consent of Holders.  The Company, when authorized by a Certified Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as then in effect) for one or more of the following purposes:

(a)           to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Eleven;

(b)           to appoint one or more additional or separate trustees to act under this Indenture in the manner and to the extent contemplated by Section 7.15;

(c)           to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders of Securities of any or all series as the Board of Directors and the Trustee shall consider to be for the protection of the Holders of Securities of such series, and to make the occurrence, or the occurrence and continuance, of a default of any such additional covenants, restrictions, conditions or provisions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth with respect to Securities of such series; provided, however, that in respect of any such additional covenant, restriction, condition or provision with respect to Securities of such series, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series to waive such default;

(d)           to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision, unless such change or elimination would not adversely affect such provision as applied to such Securities created prior to the execution of such supplemental indenture;

(e)           to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of Holders of Securities of any series;

(f)            to modify, amend or supplement this Indenture to comply with the provisions of Sections 4.05 and 11.01;

(g)           to provide for the issuance of unregistered Securities, or for the exchangeability of registered Securities of any series with unregistered Securities of a series issued hereunder, or vice versa, and to make all appropriate changes for such purpose;

(h)           to provide for the issuance under this Indenture of Securities of a series having any form or terms contemplated by Sections 2.01 and 2.02; and

(i)            to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.15.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any Securities of any series then Outstanding, notwithstanding any of the provisions of Section 10.02.

SECTION 10.02.  Modification of Indenture with Consent of Holders of a Majority in Principal Amount of Securities.  With the consent (evidenced as provided in Section 8.01) of the Holders of not less than a majority in aggregate principal amount of the Securities of any series then Outstanding, the Company, when authorized by a Certified Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto with respect to Securities of the particular series (which shall conform to the provisions of the Trust Indenture Act of 1939 as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture relating to such series or of modifying in any manner the rights of the Holders of Securities of the particular series; provided, however, that no such supplemental indenture shall (i) extend the Stated Maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of Stated Maturity thereof pursuant to Section 6.02, or change the currency or currency unit in which any Security is payable, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid majority in aggregate principal amount of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of all Securities of each affected series.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any series not so affected.

Upon a Company Request, accompanied by a Certified Board Resolution authorizing the execution of any such supplemental indenture relating to Securities of a particular series, and upon the filing with the Trustee of evidence of the consent of Holders of Securities of the particular series as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the Holders of Securities of a particular series to approve under this Section 10.02 the particular form of any proposed supplemental indenture with respect to such series of Securities, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 10.02, the Company shall mail a notice thereof by first-class mail to the Holders of registered Securities of each series affected thereby at their addresses as they shall appear on the Security Register for such Securities, or, in the case of unregistered Securities, shall give notice in the manner provided in Section 5.04 hereof, setting forth in general terms the substance of such supplemental indenture.  Any failure of the Company to provide such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 10.03.  Effect of Supplemental Indentures.  Upon the execution and delivery of any supplemental indenture with respect to any series of Securities pursuant to the provisions of this Article Ten, this Indenture shall be and be deemed to be modified and amended with respect to the affected series of Securities in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Securities of the series affected shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

The Trustee, subject to the provisions of Sections 7.01 and 7.03, may regard an Opinion of Counsel as conclusive evidence that any such supplemental indenture with respect to any series of Securities complies with the provisions of this Article Ten.

SECTION 10.04.  Securities May Bear Notation of Changes by Supplemental Indentures.  Securities authenticated and delivered after the execution, pursuant to the provisions of this Article Ten, of any supplemental indenture with respect to any series of Securities may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture.  New Securities of the affected series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture with respect to such series of Securities may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of the particular series then Outstanding.

ARTICLE ELEVEN

CONSOLIDATION, MERGER, SALE, CONVEYANCE OR LEASE

SECTION 11.01.  Company May Consolidate, etc., on Certain Terms.  The Company may consolidate with, or merge into, or sell, lease or convey all or substantially all of its assets to, any Person, provided that in any such case, (i) either the Company shall be the continuing corporation, or the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by sale, lease or conveyance all or substantially all of the Company’s assets shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and any interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the

Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) immediately after such merger or consolidation, or such sale, lease or conveyance, no Event of Default or no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

The Company may not consolidate with, merge into, or sell, lease or convey all or substantially all of its assets to, another Person, if as a result of such consolidation, merger, sale, lease or conveyance, any property owned by the Company or a Restricted Subsidiary immediately prior thereto would be subjected to a lien, unless (a) simultaneously therewith or prior thereto effective provision shall be made for the securing (equally and ratably with any other indebtedness of or guaranteed by the Company then entitled thereto) of the due and punctual payment of the principal of and interest on all of the Securities equally and ratably with (or prior to) the debt secured by such lien, or (b) the Company would be permitted to create such lien pursuant to Section 4.05 or 4.07 without equally and ratably securing the Securities.

SECTION 11.02.  Successor Corporation to Be Substituted.  In case of any such consolidation, merger, sale, conveyance or lease referred to in Section 11.01 and upon the assumption by the successor corporation or entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and interest on all of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation or entity shall succeed to and be substituted for the Company, with the same effect as if it had been named here in as a party.  Such successor corporation or entity thereupon may cause to be signed, and may issue either in its own name or in the name of Whitman Corporation any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee: and, upon the order of such successor corporation or entity instead of the Company and subject to all the terms, conditions or limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously should have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation or entity thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.  In the event of any such sale or conveyance, but not any such lease, the Company or any successor corporation or entity which shall theretofore have such in the manner described in this Article Eleven shall be discharged from all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

In case of any such consolidation, merger, sale, conveyance or lease referred to in Section 11.01, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

SECTION 11.03.  Opinion of Counsel to Be Given Trustee.  The Trustee, subject to Sections 7.01 and 7.03, shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article Eleven.

ARTICLE TWELVE

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 12.01.  Satisfaction and Discharge of Indenture.  If at any time (a) the Company shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated and delivered (other than Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08 or Securities for which payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 12.05), or (b) all Securities of any series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee as trust funds in money the entire amount sufficient to pay at Stated Maturity or upon redemption all such Securities not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due at Stated Maturity or on such redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except the Company’s obligations with respect to such Securities under Sections 2.06, 2.08, 4.02, 4.04, 5.01, 7.07, 7.11, 7.12, 12.02 and Article Three of this Indenture, so long as any principal of (and premium, if any) or interest on such Securities remains unpaid and, thereafter, only the Company’s rights and obligations under Sections 4.04 and 7.07) and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 14.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 shall survive.

SECTION 12.02.  Defeasance and Discharge of Securities or Certain Obligations.  Notwithstanding Section 12.01 and except as otherwise specified as contemplated by Section 2.01, this Section 12.02 shall be applicable to the Securities of any series:

(a)           The Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of that series, the provisions of this Indenture as it relates to such Outstanding Securities (except as to (i) the rights of Holders of Securities to receive, from the trust funds described in subparagraph (1) below, payment of the principal of (and premium, if any) and any installment of principal of (and premium, if any) or interest on such Securities on the Stated Maturity of such principal or installment of principal or interest or any mandatory sinking fund payments or analogous payments applicable to the Securities of that series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities, (ii) the Company’s obligations with respect to such Securities under Sections 2.06, 2.08, 4.02, 4.04, 5.01, 7.07, 7.11, 7.12, 12.02 and Article Three of this Indenture, so long as any principal of (and premium, if any) or interest on such Securities remains unpaid and, thereafter, only the Company’s rights and obligations under Sections 4.04 and 7.07, and (iii) the rights, powers, trusts, duties and immunities at the Trustee with respect to such series) shall no longer be in effect, and the Trustee, at the expense of the Company, shall, upon a Company Direction, execute proper instruments acknowledging the same, provided that the following conditions have been satisfied:

(1)           With reference to this Section 12.02(a), the Company has deposited or caused to be deposited with the Trustee irrevocably (subject to the provisions of Section 12.02(c) and the last paragraph of Section 6.06), as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that series, (A) money in an amount, or (B) Government Obligations which, through the payment of interest and principal in respect thereof in accordance with their terms, without consideration of any reinvestment thereof, will provide not later than the opening of business on the due date of any payment referred to in clause (i) or (ii) below of this subparagraph (1) money in an amount, or (C) a combination thereof, sufficient, after payment of all taxes in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (i) the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest on the Outstanding Securities of that series on the Stated Maturity of such principal or installment of principal or interest or any date fixed for redemption of such Outstanding Securities and (ii) any mandatory sinking fund payments or analogous payments applicable to Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities;

(2)           the Company has paid or caused to be paid all other sums payable in respect of such Securities, and such payment and the deposit set forth in subparagraph (1) above will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound,

(3)           no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the Securities of that series shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 6.01(5) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 6.01(5) shall have occurred and be continuing on the 91st day after such date;

(4)           the Company has delivered to the Trustee an Opinion of Counsel of recognized national standing to the effect that Holders of the Securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

(5)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent in this Indenture provided for relating to the defeasance and discharge of the entire indebtedness on all Outstanding Securities of any such series as contemplated by this Section 12.02(a) have been complied with.

(b)           The Company may omit to comply with, and shall be released from its obligations under, any term, provision or condition set forth in Sections 4.05, 4.06, 4.07 and Article Eleven, and Section 6.01(4) with respect to Sections 4.05, 4.06, 4.07 and Article Eleven shall be deemed not to be an Event of Default, in each case with respect to the Securities of that series, provided, that the following conditions have been satisfied:

(1)           with reference to this Section 12.02(b), the Company has deposited or caused to be deposited with the Trustee irrevocably (subject to the provisions of Section 12.02(c) and the last paragraph of Section 6.06), as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that series, (A) money in an amount, or (B) Government Obligations which, through the payment of interest and principal in respect thereof in accordance with their terms, without consideration of any reinvestment thereof, will provide not later than the opening of business on the due date of any payment referred to in clause (i) or (ii) below of this subparagraph (1) money in an amount, or (C) a combination thereof, sufficient, after payment of all taxes in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (i) the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest on the Outstanding Securities of that series on the Stated Maturity of such principal or installment of principal or interest or any date fixed for redemption of such Outstanding Securities and (ii) any mandatory sinking fund payments or analogous payments applicable to Securities of such series on the day on which such payments are due and in accordance with the terms of this Indenture and of such Securities;

(2)           such deposit shall not cause the Trustee with respect to the Securities of that series to have a conflicting interest for purposes of the Trust Indenture Act of 1939 with respect to the Securities of any series;

(3)           such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(4)           no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the Securities of that series shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 6.01(5) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 6.01(5) shall have occurred and be continuing on the 91st day after such date;

(5)           the Company has delivered to the Trustee an Opinion of Counsel of recognized national standing to the effect that Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred, and

(6)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent in this Indenture provided for relating to the defeasance contemplated by this Section 12.02(b) have been complied with.

(c)           The Trustee shall deliver or pay to the Company from time to time upon a Company Direction any money or Government Obligations held by it as provided in this Section 12.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such money or Government Obligations were deposited or received.

SECTION 12.03.  Application by Trustee of Funds Deposited for Payment of Securities.  All moneys with respect to a particular series of Securities deposited with the Trustee pursuant to Section 12.01 or Section 12.02 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including, except in the case of Section 12.02(a), the Company acting as its own paying agent), to the Holders of Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal (and premium, if any) and interest.

SECTION 12.04.  Repayment of Moneys Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture, all moneys then held by any paying agent (other than the Trustee, if the Trustee is serving as a paying agent) under the provisions of this Indenture shall, upon a Company Direction, be repaid to the Company or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

SECTION 12.05.  Repayment of Moneys Held by Trustee.  Any moneys deposited with the Trustee or any paying agent for the payment of the principal of (and premium, if any) or interest on any Securities of any series and not applied but remaining unclaimed by the Holders of Securities of that series for two years after the date upon which the principal of (and premium, if any) or interest on such Securities shall have become due and payable, shall be repaid to the Company by the Trustee or such paying agent by Company Direction; and the Holders of any of the Securities of that series entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof and all liability of the Trustee or such paying agent with respect to such moneys, and all liability of the Company as trustee thereof, shall thereupon cease provided, however, that the Trustee or such paying agent, before being required to make any such repayment, may at the expense of the Company cause to be published once a week for two successive weeks (in each case on any day of the week) in an Authorized Newspaper, a notice that such moneys have not been so applied and that after a date named therein any unclaimed balance of said moneys then remaining will be returned to the Company.

ARTICLE THIRTEEN

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS
AND EMPLOYEES

SECTION 13.01.  Incorporators, Stockholders, Officers, Directors and Employees of Company Exempt from Individual Liability.  No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability, either at common law or on equity or by constitution or statute of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution and delivery of this Indenture and the issue of Securities hereunder.

ARTICLE FOURTEEN

MISCELLANEOUS PROVISIONS

SECTION 14.01.  Successors and Assigns of Company Bound by Indenture.  All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 14.02.  Acts of Board, Committee or Officer of Successor Corporation Valid.  Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at that time be the successor of the Company.

SECTION 14.03.  Required Notices or Demand.  Unless otherwise provided in this Indenture, any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by any Holders to or on the Company may be given or served by being deposited postage prepaid in a post office letter box in the United States addressed (until another address is filed by the Company with the Trustee), as follows: Whitman Corporation, 3501 Algonquin Road, Rolling Meadows, Illinois 60008, to the attention of the Secretary.  Any notice, direction, request or demand by the Company or by any Holder to or upon the Trustee may be given or made, for all purposes, by being deposited postage prepaid in a post office letter box in the United States addressed to the Corporate Trust Office.  Any notice required or permitted to be mailed to a Holder of registered Securities of any series by the Company or the Trustee pursuant to the provisions of this Indenture shall be deemed to be properly mailed by being deposited postage prepaid in a post office letter box in the United States addressed to such Holder at the address of such Holder as shown on the Security Register for the particular series of Securities.  Any notice required or permitted to be given to a Holder of unregistered Securities of any series shall be deemed to be properly given if such notice is published at least once in an Authorized Newspaper in Chicago, Illinois or New York City or such other city as shall be specified with respect to such Securities.

SECTION 14.04.  Indenture and Securities to Be Construed in Accordance with the Laws of the State of Illinois.  This Indenture and each Security shall be deemed to be a contract made under the laws of the State of Illinois, and for all purposes shall be governed by and construed in accordance with the laws of such State.  The descriptive headings of the Articles and Sections of this Indenture are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 14.05.  Officers’ Certificate and Opinion of Counsel to Be Furnished upon Application or Request by the Company.  Upon any application or request by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any application or request as to which the furnishing of any such document is specifically required by any provision of this Indenture relating to such application or request, no additional certificate or opinion, as the case may be, need be furnished.

Each certificate (other than an annual certificate delivered pursuant to Section 4.08) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:  (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 14.06.  Payments Due on Non-Business Days.  In any case where the date of maturity of interest on or principal of any Security or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

SECTION 14.07.  Moneys of Different Currencies To be Segregated.  The Trustee shall segregate moneys, funds and accounts held by the Trustee hereunder in one currency (or unit thereof) from any moneys, funds or accounts in any other currencies (or units thereof), notwithstanding any provision herein which would otherwise permit the Trustee to commingle such amounts.

SECTION 14.08.  Payment to Be in Proper Currency.  Other than as provided herein or in a Security, an Officers’ Certificate or a supplemental indenture, the obligation of the Company to make any payment of principal of (and premium, if any) and interest, if any, on such Security shall not be discharged or satisfied by any tender by the Company, or collection by the Trustee, in any currency or currency unit other than that in which such Security is denominated (the “Specified Currency”), except to the extent that the Trustee timely holds for such payment the full amount of the Specified Currency when due and payable.  If any such tender or collection is made in other than the Specified Currency, the Trustee may take such actions as it considers appropriate to exchange such other currency or currency unit for the Specified Currency.  The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the company shall remain fully liable for any shortfall or delinquency in the full amount of the Specified Currency then due and payable and in no circumstances shall the Trustee be liable therefor.  The Company waives any defense of payment based upon any such tender or collection which is not in the Specified Currency, or which, when exchanged for the Specified Currency by the Trustee, is less than the full amount of the Specified Currency then due and payable.

Notwithstanding the foregoing, if a Specified Currency is not available to make any payment of principal of (and premium, if any) and interest, if any, on a Security denominated in other than Dollars due to the imposition of exchange controls or other circumstances beyond the Company’s control, the Company shall be entitled to satisfy its obligation by making such payment in Dollars on the basis of the Market Exchange Rate on the date of such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate.  For any Specified Currency, “Market Exchange Rate” shall mean the noon buying rate in New York, New York for cable transfers of such Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York.

SECTION 14.09.  Provisions Required by Trust Indenture Act of 1939 to Control.  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed pursuant to Section 318(c) of the Trust Indenture Act of 1939, the imposed duties shall control.

SECTION 14.10.  Indenture May be Executed in Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 14.11.  Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Trustee hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

IN WITNESS WHEREOF, WHITMAN CORPORATION and THE FIRST NATIONAL BANK OF CHICAGO have caused this Indenture to be duly executed, and their respective corporate seals to be affixed and attested, all as of the day and year first above written.

WHITMAN CORPORATION

	By	/s/ WILLIAM B. MOORE
[CORPORATE SEAL]		Vice President

Attest:

/s/ OLGA ISZCZUK
Assistant Secretary

THE FIRST NATIONAL BANK
OF CHICAGO

	By	/s/ JAMIE ARLOW
[CORPORATE SEAL]		Trust Officer

Attest:

/s/ TAMMIE MARSHALL
Trust Officer

STATE OF ILLINOIS	)
) ss.
COUNTY OF COOK	)

On this 18th day of January, 1993, before me personally came William B. Moore to me known, who, being by me duly sworn, did depose and say that he resides in Northbrook, Illinois; that he is Vice President of WHITMAN CORPORATION, one of the parties described in and which executed the above instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand the day and year in this certificate first above written.

/s/CONSTANCE M. NORMAN
Notary Public

STATE OF ILLINOIS	)
) ss.
COUNTY OF COOK	)

On this 20th day of January, 1993, before me personally came Jamie Arlow to me known, who, being by me duly sworn, did depose and say that she resides in Hammond, Indiana; that she is Trust Officer of THE FIRST NATIONAL BANK OF CHICAGO, one of the parties described in and which executed the above instrument; that she knows the corporate seal of said corporation; that the seal affixed to the instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said Corporation, and that she signed her name thereto by like authority.

IN WITNESS WHEREOF, I have hereunto set my hand the day and year in this certificate first above written.

/s/THERESA DEPALMA
Notary Public